UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

Cypress Semiconductor Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1.	Title of each class of securities to which transaction applies:

	2.	Aggregate number of securities to which transaction applies:

	3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4.	Proposed maximum aggregate value of transaction:

	5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1.	Amount Previously Paid:

	2.	Form, Schedule or Registration Statement No.:

	3.	Filing Party:

	4.	Date Filed:

March 17, 2004

Dear Stockholder:

          You are cordially invited to attend the Cypress Semiconductor Corporation Annual Meeting of Stockholders to be held on Monday, April 19, 2004, at 10:00 a.m. Pacific Daylight Time, at our offices located at 198 Champion Court, San Jose, California 95134. Details regarding the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

          We hope you will be able to attend the Annual Meeting to listen to our report on the status of our business and performance during 2003, our near-term plans, and to ask any questions you may have.

          Your vote is very important. Whether or not you plan to attend the Annual Meeting, please vote as soon as possible. In order to facilitate your voting, you may vote in person at the meeting, by sending in your written proxy, by telephone, or by using the Internet. Your vote by telephone, over the Internet or by written proxy will ensure your representation at the Annual Meeting if you cannot attend in person. Please review the instructions on the proxy card regarding each of these voting options.

          Thank you for your ongoing support and continued interest in Cypress Semiconductor Corporation.

Very truly yours,

T.J. Rodgers President and Chief Executive Officer

2004 ANNUAL MEETING OF STOCKHOLDERS

NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

i

ii

CYPRESS SEMICONDUCTOR CORPORATION

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
April 19, 2004

TO THE STOCKHOLDERS:

           NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Cypress Semiconductor Corporation, a Delaware corporation, will be held on:

Date:	Monday, April 19, 2004

Time:	10:00 a.m. Pacific Daylight Time

Place:	Cypress’s offices located at 198 Champion Court, San Jose, California 95134

Items of Business:	1.	To elect seven directors to serve for the next year and until their successors are elected.

	2.	To approve the adoption of the 1994 Stock Plan as amended and restated.

	3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending January 2, 2005.

	4.	To transact such other business as may properly come before the meeting or any adjournment thereof.

           The foregoing items of business are more fully described in the proxy statement accompanying this notice. All stockholders are cordially invited to attend the meeting in person. Only stockholders of record at the close of business on March 1, 2004, are entitled to receive notice of, and to vote at the meeting and any adjournment of the meeting. Any stockholder attending the meeting and entitled to vote may do so in person even if such stockholder returned a proxy.

FOR THE BOARD OF DIRECTORS

Laura L. Engurasoff Corporate Secretary

San Jose, California
March 17, 2004

IMPORTANT: WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE OR YOU MAY VOTE BY TELEPHONE OR OVER THE INTERNET FOLLOWING THE DIRECTIONS ON THE PROXY CARD; EITHER METHOD WILL ENSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE NEED BE AFFIXED IF MAILED IN THE UNITED STATES.

CYPRESS SEMICONDUCTOR CORPORATION

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION

           The Board of Directors of Cypress Semiconductor Corporation is furnishing this proxy statement to you in connection with our solicitation of proxies to be used at our annual meeting of stockholders (“Annual Meeting”) to be held Monday, April 19, 2004, at 10:00 a.m. Pacific Daylight Time, or at any adjournment(s) or postponement(s) thereof, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at 198 Champion Court, San Jose, California 95134.

           Our principal executive offices are located at 3901 North First Street, San Jose, California 95134. The telephone number at that address is (408) 943-2600.

           The date of this proxy statement is March 17, 2004, and it was first mailed on or about March 19, 2004, to all stockholders entitled to vote at the Annual Meeting.

           The following is important information regarding the Annual Meeting and this proxy statement.

Q:	Who can attend the Annual Meeting?

A:	All stockholders and any person holding a valid proxy may attend.

Q:	Who is entitled to vote?

A:

Only stockholders as of the close of business on March 1, 2004 (the “Record Date”) may vote at the Annual Meeting. As of the Record Date, there were 123,032,476 shares outstanding of Cypress’s common stock, par value $0.01 per share.

Q:	What may I vote on?

A:	(1) The election of seven nominees to serve on our Board of Directors for the next year and until their successors are elected.

(2) The approval of the adoption of the 1994 Stock Plan as amended and restated.

(3) The ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for fiscal 2004.

(4) Any other business properly presented at the meeting.

Q:	What is a “quorum”?

A:

A “quorum” requirement for holding the Annual Meeting and transacting business is a majority of the issued and outstanding shares entitled to vote at the meeting. They may be present at the meeting or represented by proxy. There must be a quorum for the meeting to be held and action to be validly taken. If you submit a properly executed proxy card, even if you abstain from voting or if you withhold your vote with respect to any proposal, you will be considered present for purposes of a quorum and for purposes of determining the voting power present.

Q:	What shares can be voted and how may I cast my vote for each proposal?

A:

All shares owned by you of record as of the close of business on March 1, 2004 (the “Record Date”) may be voted.  You may cast one vote per share of common stock for each proposal except that a stockholder voting for the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are entitled, or distribute such stockholder’s votes on the same principle to among as many candidates as the stockholder may select, provided that votes cannot be cast for more than seven candidates. However, no stockholder will be entitled to cumulate votes unless the candidate’s name has been placed in nomination prior to the voting and the stockholder has given notice to Laura L. Engurasoff, our Corporate Secretary, prior to the commencement of voting of the intention to cumulate the stockholder’s votes.

Q:	What is the difference between holding shares as a stockholder of record and a beneficial owner?

A:

Most stockholders of Cypress hold their shares through a stockbroker, a bank or other nominee rather than directly in their own name.  As summarized below, there are distinctions between shares held of record and those beneficially owned.

Stockholder of Record.  If your shares are registered directly in your name with Cypress’s transfer agent, Equiserve, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent to you directly by Cypress.

Beneficial Owner.  If your shares are held in a stock brokerage account or by a bank or other nominee (also known as shares registered in “street name”), you are considered the beneficial owner of shares held in street name, and these proxy material are being forwarded to you by your broker or nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker as to how to vote and you are also invited to attend the annual meeting.  However, since you are not the stockholder of record, you may not vote these shares in person at the annual meeting except by a signed proxy  (see “How can I vote my shares in person at the annual meeting?”).  Your broker or nominee will enclose a voting instruction card for you to use in directing the broker or nominee regarding how to vote your shares.

Q:	How can I vote my shares in person at the annual meeting?

A:

Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting.  If you choose to do so, please bring the enclosed proxy card, a proof of identification and ownership of Cypress stock. Even if you plan to attend the annual meeting, Cypress recommends that you vote your shares in advance as described below so that your vote will be counted if you later decide not to attend the annual meeting.

Shares registered in street name may be voted in person by you only if you obtain a signed proxy from the broker holder giving you the right to vote the shares.  You may contact your broker, bank or other nominee to obtain a proxy card, bring it with you and vote your shares at the Annual Meeting. (See “What is the difference between holding shares as a stockholder of record and a beneficial owner?” under “Beneficial Owner.”)

Q:	How does the Board recommend I vote on all the proposals?

A:

The Board recommends a vote FOR each of the director nominees, FOR the proposed amended and restated 1994 Stock Plan, and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as Cypress’s independent auditors for fiscal 2004.

Q:	How do I vote?

A:	If you hold shares directly as a stockholder of record, there are three ways you can vote:

(1) Sign and date each proxy card you receive and return it in the prepaid envelope.

(2) Vote through the Internet or telephone voting system more fully described on your proxy card.

(3) Vote in person at the Annual Meeting.

If you hold shares beneficially in street name, you may direct your vote in the manner prescribed by your broker or nominee.

Q:	How can I change my vote or revoke my proxy?

A:

If you are a stockholder of record, you have the right to revoke your proxy and change your vote at any time before the meeting by notifying Laura L. Engurasoff, Corporate Secretary, or returning a later-dated proxy card, or by Internet or telephone as more fully described on your proxy card. You may also revoke your proxy and change your vote by voting in person at the meeting.  Attendance at the annual meeting will not cause your previously granted proxy to be revoked unless you specifically so request or you vote at the meeting.

If you are a beneficial owner of shares held in street name, you may change your vote by submitting new voting instructions to your broker, trustee or nominee, or, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, by attending the meeting and voting in person.

Q:	What does it mean if I get more than one proxy card?

A:	It means you hold shares registered in more than one account. Please vote all proxy cards in one of the manners described above (under “How do I vote?”) to ensure that all your shares are voted.

Q:	Who will count the votes?

A:

Representatives of Investor Communication Services, a division of ADP, will count the votes and Laura L. Engurasoff, Corporate Secretary, will act as the Inspector of Election. Cypress believes that the procedures to be used by the Inspector to count the votes are consistent with Delaware law concerning voting of shares and determination of a quorum.

Q:	What are the word choices for indicating my vote?

A:

For the election of directors, you may vote “FOR ALL,” “WITHHOLD ALL,” or “FOR ALL EXCEPT.” On your proxy card, a number has been assigned before the name of each director nominee. If you chose to vote “FOR ALL EXCEPT,” write the number before the name of the nominee from whom you wish to withhold your vote in the space provided on your proxy card.

You may vote “FOR,” “AGAINST” or “ABSTAIN” with respect to each other matter on the proxy. Shares that vote “FOR,” “AGAINST” or “ABSTAIN” are treated as being present at the meeting for purposes of establishing a quorum. These shares are also treated as votes eligible to be cast by the common stock present in person or represented by proxy at the Annual Meeting and “entitled to vote on the subject matter,” referred to as the Votes Cast, with respect to such matter.

Q:	How will you treat abstentions, and non-votes?

A:

Abstentions, which are votes ABSTAINED, will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of Votes Cast with respect to a particular matter. If a broker indicates on a proxy that it does not have discretionary authority as to certain shares to vote on a particular matter (“broker non-votes”), those shares will be considered present for purposes of a quorum but will not be considered present for purposes of determining voting power on that matter. Broker non-votes with respect to proposals set forth in this proxy statement will not be considered Votes Cast and, accordingly, will not affect the determination as to whether the requisite majority of Votes Cast has been obtained with respect to a particular matter. Because abstentions are considered present for purposes of determining voting power, abstentions have the effect of a vote AGAINST a proposal.  If your proxy card is properly executed, we will vote as directed therein, or if no direction is indicated, it will be voted in accordance with the recommendation of our Board of Directors.

Q:	How will voting on any other business be conducted?

A:

We do not know of any business to be considered at the 2004 Annual Meeting other than the proposals described in this proxy statement. However, because we did not receive notice of any other proposals to be brought before the meeting within 45 days prior to the date of mailing of this proxy statement, if any other business is properly presented at the Annual Meeting, your signed proxy card gives authority to T.J. Rodgers, Cypress’s President and Chief Executive Officer, and Laura L. Engurasoff, Corporate Secretary, to vote on such matters at their discretion.

Q:	How much did this proxy solicitation cost and who will pay for the cost?

A:

The cost of soliciting proxies in connection with this proxy statement has been, or will be, borne by us. We have retained Georgeson Shareholder Communications, Inc. to assist with the solicitation of proxies for a fee not to exceed $6,500, plus reimbursement of out-of-pocket expenses. In addition to the use of mail, Georgeson Shareholder Communications may solicit proxies by telephone, in person or other electronic communications. In addition to solicitation by mail, we request that banks, brokers and other custodians, nominees and fiduciaries send proxy statements to the beneficial owners and secure their instructions as to voting. We may reimburse such banks, brokers and other custodians, nominees, fiduciaries and other persons representing beneficial owners of our common stock for their expenses in forwarding solicitation material to such beneficial owners. Certain of our directors, officers or employees may also solicit proxies in person, by telephone, or by electronic communications but they will not receive any additional compensation for doing so.

Q:	How can a stockholder request a copy of Cypress’s Annual Report on Form 10-K filed with the Securities and Exchange Commission for fiscal 2003?

A:

A copy of Cypress’s Annual Report on Form 10-K has been mailed with this proxy statement to each stockholder. A stockholder may also request a copy of our Annual Report on Form 10-K in a writing addressed to Laura L. Engurasoff, Corporate Secretary, Cypress Semiconductor Corporation, 3901 North First Street, San Jose, California 95134. Upon receipt of such request by a stockholder, we will provide a copy of our Annual Report on Form 10-K without charge, including the financial statements and the financial statement schedules, required to be filed with the Securities and Exchange Commission pursuant to Rule 13a-1 of the Securities Exchange Act of 1934 for our fiscal year 2003.  Our Annual Report on Form 10-K is also available at our web site at www.cypress.com/investors, when you click on “Financial Statements.”

Q:	How and when may I submit proposals for actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?

A:	You may submit your proposals, including director nominations, for consideration at future annual meeting of stockholders.

Stockholders Proposals: For a stockholder proposal to be considered for inclusion in our Proxy Statement, 2005, the written proposal must be received by the Corporate Secretary, at our corporate offices at 3901 North First Street, San Jose, California 95134 no later than December 21, 2004.  If the date of next year’s Annual Meeting is moved more than 30 days before or after the anniversary date of this year’s Annual Meeting, the deadline for inclusion of proposals in our Proxy Statement is instead a reasonable time before Cypress begins to print and mail its proxy materials.  Such proposals will also need to comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in any company-sponsored proxy material.

Nomination of Director Candidates: You may propose director candidates for consideration by the Board’s Nominating and Governance Committee. Any such recommendations should include the nominee’s name and qualifications for Board membership and should be directed to Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cypress Semiconductor Corporation, 3901 North First Street, San Jose, California 95134.  In addition, the stockholder must give timely notice to the Corporate Secretary, such notice must be received within the time period described above under “Stockholder Proposals.”

Q:	How may I communicate with Cypress’s Board or the non-management directors on Cypress’s Board?

A:

You may submit an email to our Board at CYBOD@cypress.com. Communications intended for non-management directors should be directed to the Chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cypress Semiconductor Corporation, 3901 North First Street, San Jose, California 95134.

Q:	Where can I find the voting results of the annual meeting?

A:	We will publish final results in Cypress’s quarterly report on Form 10-Q for the second quarter of 2004.

BOARD STRUCTURE AND COMPENSATION

Corporate Governance

General

          We have long believed that good corporate governance is important to ensure that Cypress is managed for the long-term benefit of its stockholders. During the past year, we have continued to review our corporate governance policies and practices and to compare them to those required or suggested by various authorities in corporate governance and the practices of other public companies. We have also continued to review the provisions of the Sarbanes-Oxley Act of 2002, the new rules of the Securities and Exchange Commission (the “SEC”) and the new listing standards of the New York Stock Exchange (the “NYSE”).

          Based on this review, our Board of Directors adopted restated Corporate Governance Guidelines and revised charters for our Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee.  You can access our current committee charters at www.cypress.com/investors, when you click on “Corporate Governance” and click on “Committee Composition.”  You may also send a request in writing to:

Laura L. Engurasoff
Corporate Secretary
Cypress Semiconductor Corporation
3901 North First Street
San Jose, California 95134

Determination of Independence

          In order to make a determination of “independence” of a director as required by our Corporate Governance Guidelines and the rules of the NYSE, the Board of Directors determines whether a director has a material relationship with Cypress (either directly or as a partner, shareholder or officer of an organization that has a relationship with Cypress). In order to make this determination of “independence,” each director completed a questionnaire, with questions tailored to the rules of the NYSE, as well as the SEC requirements.  On the basis of the completed questionnaire returned by each director, the Board has determined that none of Messrs. Albrecht, Benhamou, Lewis, Long, and Shugart has a material relationship with Cypress and each of these directors is “independent” as determined under our Corporate Governance Guidelines and Section 303A.02 of the NYSE Listed Company Manual. The Board has determined that Mr. T.J. Rodgers, our President and Chief Executive Officer, has a material relationship with Cypress and therefore, is not “independent” by virtue of his employment and position at Cypress.  The Board has also determined that Mr. Fred Bialek is not “independent” by virtue of his retention as a consultant at Cypress.  See “Certain Relationships and Related Transactions.”

Consideration of Director Nominees

          The Nominating and Corporate Governance Committee regularly assesses the appropriate size of the Board and whether any vacancies are expected due to retirement or otherwise. The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for directorships, and includes requests to Board members and others for recommendations.

          Stockholders may recommend, with timely notice, individuals for the Nominating and Corporate Governance Committee to consider as potential director candidates by submitting their names and background to the Nominating and Corporate Governance Committee, c/o The Corporate Secretary, Cypress Semiconductor Corporation, 3901 North First Street, San Jose, California 95134. The Nominating and Corporate Governance Committee will consider a recommendation only if appropriate biographical information and background material is provided on a timely basis (See “How and when may I submit proposals for actions for consideration at next year’s annual meeting of stockholders or to nominate individuals to serve as directors?”).

          The qualifications of recommended candidates will be reviewed by the Nominating and Corporate Governance Committee in accordance with the guidelines set forth in our Corporate Governance Guidelines. In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Nominating and Corporate Governance Committee will apply the criteria set forth in Cypress’s Corporate Governance Guidelines which is available at www.cypress.com/investors, when you click on “Corporate Governance” and on “Guidelines.”  These criteria include the candidate’s skills, attributes, integrity, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. Cypress believes that the backgrounds and qualifications of the directors, considered as a group, should provide a significant composite mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities.

          The process followed by the Nominating and Corporate Governance Committee to identify and evaluate nominees includes meetings from time to time to evaluate biographical information and background material relating to potential candidates and interviews of selected candidates by members of the Nominating and Corporate Governance Committee and the Board.

          Assuming that appropriate biographical and background material is provided for candidates recommended by stockholders, the Nominating and Corporate Governance Committee will evaluate nominees by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

          The Board makes the final determination whether or not a stockholder-recommended candidate will be included as a director nominee for election in accordance with criteria set forth in our Corporate Governance Guidelines. If the Board determines to nominate a stockholder-recommended candidate and recommends his or her election as a director by the stockholders, the name will be included in Cypress’s proxy statement and proxy card for the stockholders meeting at which his or her election is recommended.

Communications from Stockholders and Other Interested Parties

          The Board will give appropriate attention to written communications on issues that are submitted by stockholders and other interested parties, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Chairman of the Nominating and Corporate Governance Committee will, with the assistance of the Corporate Secretary, (1) be primarily responsible for monitoring communications from stockholders and other interested parties and (2) provide copies or summaries of such communications to the other directors as the Chairman considers appropriate.

          Communications will be forwarded to all directors if they relate to substantive matters and include suggestions or comments that the Chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to know. In general, communications relating to corporate governance and long-term corporate strategy are more likely to be forwarded.

          Stockholders and other interested parties who wish to send communications on any topic to the Board should address such communications to the Chairman of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, Cypress Semiconductor Corporation, 3901 North First Street, San Jose, California, 95134.

Board Structure and Committees

          Eric A. Benhamou serves as Chairman of our Board of Directors. The Board of Directors held a total of twelve (12) meetings during our 2003 fiscal year, which ended on December 28, 2003. Every director attended at least 75% of the number of meetings of the Board of Directors and meetings of the committees of the Board of Directors on which the director served.

          Our non-management directors met four (4) times in executive sessions in the fiscal year ending 2003. Eric Benhamou, Chairman of our Board of Directors, presided over all executive sessions of “non-management” directors, as defined under the rules of the NYSE.  Our independent directors will hold an executive session at least once a year pursuant to requirements in the NYSE Listed Company Manual.

               Interested parties are able to make their concerns known to the non-management directors using electronic mail sent to CYBOD@cypress.com, or in writing addressed to the Chairman of the Nominating and Corporate Governance Committee c/o Laura L. Engurasoff, Cypress Semiconductor Corporation, 3901 North First Street, San Jose, California 95134.

          The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee.  The membership and functions of each committee during the fiscal year 2003 are described below.

Director	Audit	Compensation	Nominating and Corporate Governance Committee

W. Steve Albrecht	X
Eric A. Benhamou	X	X
Fred B. Bialek
John C. Lewis	X	X
James R. Long	X		X
T. J. Rodgers
Alan F. Shugart			X

The Audit Committee

          The Audit Committee of our Board of Directors assists the Board of Directors in fulfilling its responsibilities with respect to its oversight of:

•	the quality and integrity of our financial statements;
•	our compliance with legal and regulatory requirements;
•	the independent auditors’ qualification and independence;
•	the performance of our internal audit function and independent auditors; and
•	the preparation of the report the SEC requires be included in our annual proxy statement.

          The Audit Committee operates under a written charter adopted by our Board of Directors, and was established in accordance with Exchange Act Section 3(a)(58)(A). We recently revised our charter to make it consistent with the new SEC and NYSE requirements. The revised charter of the Audit Committee is attached as Appendix A, and is available on our web site at www.cypress.com/investors, when you click on “Corporate Governance” and on “Committee Composition.”  The Board of Directors has determined that all the members of the Audit Committee are independent as independence is defined in Section 303.01(B)(2)(a) and (3) of the NYSE’s listing standards.

          The Audit Committee is comprised of Messrs. Benhamou, Lewis and Long, and as of March 10, 2003, Mr. Albrecht, and met nine (9) times during our 2003 fiscal year. In addition, our Board of Directors has determined that each member of the Audit Committee is financially literate and that each of Messrs. Albrecht, Benhamou, Lewis and Long has accounting and/or related financial management expertise as required under the rules of the NYSE.

          Our Audit Committee charter limits to three the number of audit committees on which a Cypress Audit Committee member may serve without the review and approval of our Board of Directors. Mr. Albrecht currently serves on the audit committees of four public companies, including Cypress. Our Board of Directors has discussed Mr. Albrecht’s Audit Committee membership with Mr. Albrecht and evaluated the existing demands on his time. Based on these discussions our Board of Directors concluded that such simultaneous service does not impair Mr. Albrecht’s ability to effectively serve on our Audit Committee.

          Our Board has designated Messrs. Albrecht, Benhamou, Lewis and Long as “audit committee financial experts” in accordance with SEC requirement. The responsibilities of our Audit Committee and its activities during fiscal 2003 are described in the Report of the Audit Committee contained in this Proxy Statement.

          In discharging its duties, the Audit Committee:

•	reviews and approves the scope of the annual audit and the independent auditors’ fees;

•	meets independently with our independent auditors, internal auditors, and our senior management;

•

reviews the general scope of our accounting, financial reporting, annual audit and matters relating to internal control systems, as well as the results of the annual audit and review of interim financial statements, auditor independence issues, and the adequacy of the Audit Committee charter; and

•	pre-approves all significant non-audit services provided by the independent auditor.

The Compensation Committee

          Our Compensation Committee met three (3) times during our 2003 fiscal year and is comprised of Messrs. Lewis and Benhamou. The Compensation Committee assists the Board with discharging its duties with respect to the formulation, implementation, review and modification of the compensation of our director’s and officers, and the preparation of the annual report on executive compensation for inclusion in our proxy statement. The Compensation Committee:

•	reviews compensation for our senior executives;

•	has authority to grant stock options under our 1994 Stock Plan, as amended, to employees and consultants (including officers and directors who are also our employees or consultants); and

•	has authority to grant stock options under the 1999 Non-Qualified Stock Option Plan, as amended, including grants for new employees who join us through our acquisitions of other entities.

          The responsibilities of our Compensation Committee and its activities during fiscal 2003 are described in the Report of the Compensation Committee contained in this Proxy Statement.

          The charter for our Compensation Committee is posted on our web site at www.cypress.com/investors, when you click on “Corporate Governance” and on “Committee Composition.”

The Nominating and Corporate Governance Committee

          The Nominating and Corporate Governance Committee consists of Messrs. Long and Shugart. The Nominating Committee has the authority to recommend candidates to stand for election to our Board of Directors, including any nomination of qualified individuals submitted in writing by stockholders. The Board has determined that each of Messrs. Long and Shugart is independent as defined under the rules of the NYSE.  The purpose of the Nominating and Corporate Governance Committee is to:

•	identify individuals qualified to become Board members;

•	recommend to the Board the persons to be nominated by the Board for election as directors at the annual meeting of stockholders; and

•	develop, maintain and recommend to the Board a set of corporate governance principles and oversee the evaluation of the Board.

          The Nominating and Corporate Governance Committee is authorized to retain advisers and consultants and to compensate them for their services. The Nominating and Corporate Governance Committee did not retain any such advisers or consultants during fiscal year 2003.   For information relating to nominations of directors by our stockholders, see “Consideration of Director Nominees” above.

          Our Nominating and Corporate Governance Committee held two (2) meetings during fiscal year 2003. The charter for our Nominating and Corporate Governance Committee is posted on our web site at www.cypress.com/investors, when you click on “Corporate Governance” and on “Committee Composition.”

Compensation of Directors

          We currently pay directors who are not employees $7,500 each quarter. The 1994 Stock Plan, as amended, provides for the automatic grant of non-statutory options to our outside directors. Each outside director is granted an initial option to purchase 80,000 shares of common stock, referred to as the initial option, and an additional option to purchase 20,000 shares of common stock, referred to as the subsequent option, on a date one year after the date of grant of the initial option and on the same date each year thereafter. The initial option becomes exercisable over a five-year period in annual installments of 16,000 shares, with the first installment becoming exercisable one year from the outside director’s election to the Board. The subsequent options become exercisable over a five-year period in annual installments of 4,000 shares, with the first installment becoming exercisable one year from the date of grant of the option. The 1994 Stock Plan effectively provides for an ongoing vesting program of 20,000 shares per year, plus shares vesting under the initial option over the five-year period from the date of grant, to each outside director. The exercise price of options granted under the 1994 Stock Plan is the fair market value of our common stock on the date of grant.

          We have a consulting relationship with one of our directors, Fred B. Bialek, for which he received compensation in fiscal year 2003. See “Certain Relationships and Related Transactions.”

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

          A board of seven directors is to be elected at the Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the seven nominees named below, each of whom is presently serving as one of our directors. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. If additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in accordance with cumulative voting to elect as many of the nominees listed below as possible. In such event, the proxy holders will determine the specific nominees for whom such votes will be cumulated. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until his successor has been elected and qualified. We do not expect any nominee will be unable or will decline to serve as a director. There are no arrangements or understandings between any nominee and any other person pursuant to which he was selected as a director or a nominee.

          The following table provides information concerning our director nominees:

Name of Nominee	Age	Principal Occupation	Director Since

T.J. Rodgers	56	Our President and Chief Executive Officer	1982
Fred B. Bialek	70	Business Consultant	1991
Eric A. Benhamou	48	Chairman of our Board, Chairman of the Boards of 3Com, palmOne, Inc., and PalmSource, Inc.	1993
John C. Lewis	68	Business Consultant	1993
Alan F. Shugart	73	Chairman, President and CEO of Al Shugart International	1998
James R. Long	61	Business Consultant	2000
W. Steve Albrecht	57	Associate Dean and Andersen LLP Alumni Professor of Accounting, Marriott School of Management, Brigham Young University	2003

          Except as set forth below, each of the nominees has been engaged in his principal occupation described above during the past five years. There are no family relationships among our directors or executive officers.

          T.J. Rodgers is a co-founder of Cypress and has been a Director and our President and Chief Executive Officer since 1982.  Mr. Rodgers serves as a director of SolarFlare Communications Inc., Infinera, ION America.

          Fred B. Bialek has been an independent business consultant since November 1986, during which time he has been active in the negotiation and execution of merger and acquisition transactions for semiconductor and other technology companies. Mr. Bialek has acted as a consultant to us in some of our acquisitions. Mr. Bialek, who was a founder of National Semiconductor Corporation, has over 40 years of operating experience in semiconductor and related technology industries. Mr. Bialek serves as director for Global Factory, a privately held company.

          Eric A. Benhamou is Chairman of the Board of Directors of 3Com Corporation, palmOne and PalmSource, Inc. He served as CEO of 3Com from 1990 until the end of 2000.  Mr. Benhamou co-founded Bridge Communications, an early networking pioneer, and was vice president of engineering until its merger with 3Com in 1987. He is a member of the Board of Directors of RealNetworks, Inc.  Mr. Benhamou serves on the executive committee of TechNet and of the Computer Science and Technology Board (CSTB). He holds a Master of Science degree from Stanford University School of Engineering.

          John C. Lewis was Chairman of the Board of Amdahl Corporation from 1987 to July 2000. He was President of Amdahl from 1977 until 1987 and Chief Executive Officer of Amdahl from 1983 until 1992 and from 1996 through 1997. Mr. Lewis also serves as a Director of Vitesse Semiconductor Corporation and Pinnacle Systems, Inc.

          Alan F. Shugart founded Seagate Technology, Inc. in 1979, and served as Chief Executive Officer until July 1998. In 1998, he established Al Shugart International, a venture capital company. Mr. Shugart also serves as a director of SanDisk Corporation and Valence Technology Inc.

          James R. Long has been an independent business consultant since 1999.  He retired in 1999 as Executive Vice President of Nortel Networks Corporation and President of Nortel Enterprise Solutions. Between 1991 and 1999, Mr. Long was President of various business units at Nortel Networks, including Asia Pacific, Nortel World Trade, and Enterprise Solutions. Prior to joining Nortel, Mr. Long held a variety of senior executive positions with IBM Corp. and Rolm Co., an IBM and Siemens joint venture. He currently serves on the Boards of Directors of Symon Communications, Inc. , 3Com Corporation, and the Polynesian Cultural Center.

          W. Steve Albrecht is the Associate Dean and Andersen Professor of Accounting, Marriott School of Management, Brigham Young University. Mr. Albrecht, a certified public accountant, certified internal auditor, and certified fraud examiner, came to BYU in 1977 after teaching at Stanford University and at the University of Illinois. Earlier, he worked as an accountant for Deloitte & Touche. Mr. Albrecht is the past president of the American Accounting Association and the Association of Certified Fraud Examiners. He currently serves on the boards of Red Hat, SkyWest Airlines and ICON Health & Fitness.

Required Vote

          The seven nominees receiving the highest number of affirmative votes of the shares present or represented and entitled to vote shall be elected as directors. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no further legal effect under Delaware law.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES PROPOSED ABOVE.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

          The Audit Committee of Cypress’s Board of Directors serves as the representative of the Board of Directors and provides oversight of:

•	Cypress’s accounting and financial reporting processes and the audit of the Cypress’s financial statements;

•	the integrity of Cypress’s financial statements;

•	Cypress’s compliance with legal and regulatory requirements;

•	the independent auditor’s appointment, qualifications and independence; and

•	the performance of Cypress’s internal audit function.

          The Audit Committee also reviews the performance of the independent auditors in the annual audit and in assignments unrelated to the audit, and reviews the independent auditors’ fees.

          The Audit Committee also provides the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board.  The Audit Committee reviews our financial disclosures, and meets privately, outside the presence of our management, with our independent auditors to discuss our internal accounting control policies and procedures. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in our Annual Report on Form 10-K for our fiscal year ended December 28, 2003, with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reports on these meetings to our Board of Directors.

          The revised charter of the Audit Committee, as approved by the Board of Directors, is attached as Appendix A, and is available at Cypress’s web site at www.cypress.com/investors, when you click on  “Corporate Governance” and click on “Committee Composition.”

          Cypress’s management has primary responsibility for preparing Cypress’s financial statements and for its financial reporting process. Cypress’s independent auditors, PricewaterhouseCoopers LLP, are responsible for expressing an opinion on the conformity of Cypress’s financial statements to generally accepted accounting principles.

          The Audit Committee hereby reports as follows:

1.	The Audit Committee has reviewed and discussed the audited financial statements for fiscal 2003 with Cypress’s management.

2.

The Audit Committee has discussed with PricewaterhouseCoopers LLP, the independent auditors for Cypress, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standard, AU §380), as modified and supplemented.

3.

The Audit Committee has received the written disclosures and the letter from the independent auditors for Cypress required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees,” and has discussed with the independent auditors the independent auditors’ independence, including whether the independent auditors’ provision of non-audit services to Cypress is compatible with the independent auditors’ independence.

          The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax services, and other services performed by the independent auditor.  The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless, the specific service has been previously pre-approved with respect to that fiscal year, the Audit Committee must approve the permitted service before the independent auditor is engaged to perform.

          Based on the review and discussion referred to in paragraphs (1) through (3) above, the Audit Committee recommended to Cypress’s Board of Directors and the Board approved, that the audited financial statements be included in Cypress’s Annual Report on Form 10-K for the fiscal year ended December 28, 2003 for filing with the SEC.

     Each member of the Audit Committee is independent as defined under the listing standards of the NYSE.

AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Eric A. Benhamou John C. Lewis James R. Long W. Steve Albrecht

PROPOSAL TWO

APPROVAL OF THE ADOPTION OF THE 1994 STOCK PLAN, AS AMENDED AND RESTATED

Background

          Our 1994 Stock Option Plan (the “Plan”), which was approved by our stockholders a decade ago, is expiring on April 22, 2004. The Plan allows us to grant stock options to employees, officers and directors. The Plan includes an evergreen feature that replenished the Plan with an annual increase equal to 4.5% of our outstanding shares. As of March 1, 2004, the Plan had approximately 4.7 million shares available for grant.

Summary of the Proposal

          General.  Our Board of Directors approved the amendment and restatement of the Plan (as amended and restated, the “Amended Plan”) at the January 15, 2004 meeting of the Board of Directors, subject to approval by the stockholders at the Annual Meeting. Our named executive officers and directors have an interest in this proposal. The Amended Plan includes the following features:

•	funds the Amended Plan with 15 million new shares; however, we are proposing a corresponding reduction of 20 million shares from our “1999 Plan” see “Termination of Shares under the 1999 Plan” below;
•	eliminates the 4.5% annual evergreen feature;
•	requires that future funding of the Amended Plan be brought to the stockholders for approval;
•	requires that repricing of options or option exchanges be brought to the stockholders for approval;
•	gives us the ability to grant performance-based restricted stock awards; and
•	extends the life of the Plan through 2014.

          Termination of Shares under the 1999 Plan.  Upon the approval of the Amended Plan by our stockholders, we shall terminate the availability of 20 million shares of our common stock under our 1999 Nonstatutory Stock Option Plan (the “1999 Plan”). The 1999 Plan was created primarily for the purpose of issuing stock options to employees of acquired companies.  In the 1999–2002 timeframe, Cypress acquired fourteen companies.  The 1999 Plan does not allow options to be granted to officers and directors and did not require stockholder approval. As of March 1, 2004, the 1999 Plan had approximately 23 million shares available for grant, which as noted above would be reduced to 3 million shares upon stockholder approval of the Amended Plan.

          The 15 million new shares that will be available under the Amended Plan represent approximately 8.9% of our outstanding shares on a fully diluted basis.  Taking into consideration the 20 million shares we are proposing to cancel from the 1999 Plan, the net proposal is actually a reduction of 5 million shares.  We expect the Amended 1994 Plan to cover our option requirements over the next three to five years.

          Range of Awards.  The Amended Plan will allow us to grant a wider range of awards than were permitted under the Plan, including performance-based restricted stock awards, which will help us achieve our goal of attracting, retaining and motivating our talented personnel.

          Stockholder Value.  The Amended Plan will also help us to increase stockholder value by enabling us to link some of the vesting of awards to the performance of Cypress or its underlying business units.  This also enables us to receive a federal income tax deduction for certain compensation paid under the Amended Plan.

          Flexibility for Non-Employees Director Grants.  Under the Plan, our non-employee directors were only eligible to receive stock options pursuant to an automatic grant feature on their appointment to the Board and on each anniversary thereof.  Under the Amended Plan, our non-employee directors will receive their annual option grants on the date of each of our annual stockholders’ meetings, commencing with a pro-rated grant in 2004.  Also, under the Amended Plan we reserve the right to grant our non-employee directors restricted stock and discretionary stock options.

          Critical Element of our Compensation Policy.  We believe that our employees are our most valuable asset.  The approval of the Amended Plan and the resulting ability to continue with our broad-based stock option program:

•	is fundamental to our compensation policy;
•	is crucial to our ability to motivate employees;
•	assists us to remain competitive by recruiting key talent and retaining our highly skilled work force;
•	encourages and rewards employee performance; and
•	helps align employee interests with those of our stockholders.

          In addition, without the approval of the Amended Plan by our stockholders, after April 22, 2004, we will be unable to grant stock options to our officers and directors who are critical to our success.

Shares Reserved Under the Amended Plan

          As of March 1, 2004, 4,746,900 shares of common stock were available for issuance under the current 1994 Stock Option Plan, and options to purchase approximately 35,859,215 shares of common stock were outstanding under the current 1994 Stock Option Plan, with a weighted exercise price of $14.27 per share.  Under this proposal we are asking for an additional 15 million shares of our common stock to be added to the reserve under the Amended Plan.  In no event will more than 2 million of the shares available under the Amended Plan be granted as restricted stock awards.  Shares under the Amended Plan may be authorized but unissued, or reacquired shares.

Actions to Reduce Dilution

          Cypress has diligently worked to limit dilution of its stockholders.  In our last convertible debenture offering, on June 3, 2003, we used $95.3 million of the proceeds to buy back 9 million shares (at $10.59 per share), and we used $49.3 million more of the proceeds to purchase a security called a “call spread,” which will potentially enable us to buy back as many as 12.4 million shares (at as low as $3.98 per share) this year.  Over the years, Cypress has been consistent in repurchasing stock during times of share-price weakness.  During the 1990–2003 period, we repurchased 45.4 million shares in seven buyback programs.  In addition, the officers of Cypress, including our CEO, rank well below the 50th percentile in stock options granted to corporate officers of comparably sized high-tech companies.  In summary, the company has been very diligent on all fronts in its efforts to limit dilution.

Required Vote

          The affirmative vote of the holders of a majority of the common stock present or represented at the meeting is required to approve the adoption of the Amended Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING “FOR” THE APPROVAL OF THE ADOPTION OF THE AMENDED PLAN.

SUMMARY OF THE AMENDED PLAN

          The following is a summary of the principal features of the Amended Plan and its operation.  However, the summary is qualified in its entirety by reference to the Amended Plan as filed with the SEC.

Background and Purpose of the Amended Plan

          The Amended Plan is intended to (i) attract, (ii) retain and (iii) increase incentives through share ownership on the part of, eligible employees, consultants, and non-employee directors who provide significant services to us.  We believe that, over the years, our stock plans have made a significant contribution to the success of our business by increasing our ability to attract and retain highly competent individuals on whose judgment, initiative, leadership and continued efforts our growth and profitability depend.

Types of Awards Granted Under the Amended Plan

          The Amended Plan permits the grant of the following types of discretionary incentive awards:

(1)	incentive stock options,
(2)	nonstatutory stock options, and
(3)	performance-based restricted stock.

          The Amended Plan also provides for the grant of automatic, nondiscretionary stock options to our non-employee directors.  Collectively, the discretionary awards and the automatic options are referred to as “Awards.”

Name of the Amended Plan

          The Amended Plan is renamed the “Cypress Semiconductor Corporation 1994 Stock Plan.”

Administration of the Amended Plan

          A committee of at least two non-employee members of our Board (the “Committee”) will administer the Amended Plan. To make grants to certain of our officers and key employees, the members of the Committee must qualify as “non-employee” directors under Rule 16b-3 of the Securities Exchange Act of 1934, and as “outside directors” under Section 162(m) of the Internal Revenue Code (so that we can receive a federal tax deduction for certain compensation paid under the Amended Plan).

          Subject to the terms of the Amended Plan, the Committee has the sole discretion to select the employees, consultants, and non-employee directors who will receive discretionary Awards, determine the terms and conditions of such discretionary Awards (for example, the exercise price and vesting schedule), and interpret the provisions of the Amended Plan and outstanding Awards.  The Committee also has the authority to amend outstanding Awards, including the authority to accelerate vesting or to extend an option’s post-termination exercise period (but not beyond the original option term).  The Committee may delegate any part of its authority and powers under the Amended Plan to one or more of our directors and/or officers.

No Repricing

          The Committee may not permit the repricing, including by way of exchange, of any option or restricted stock Award, without receiving prior stockholder approval.

Awards that Expire or are Forfeited

          If an Award expires or is cancelled without having been fully exercised or vested, the unvested or cancelled shares generally will be returned to the available pool of shares reserved for issuance under the Amended Plan.

Eligibility to Receive Awards

          The Committee selects the employees, consultants, and non-employee directors who will be granted discretionary Awards; provided that only employees may receive incentive stock options.  The actual number of individuals who will receive discretionary Awards cannot be determined in advance because the Committee has the discretion to select the participants.

          Our non-employee directors are eligible to receive automatic options grants for each year they serve on the Board.

          As of March 1, 2004, approximately 4,200 employees and other service providers, including five Named Executive Officers and six non-employee directors, were eligible to participate in the Plan.

Stock Options

          A stock option is the right to acquire shares at a fixed exercise price for a fixed period of time.  Under the Amended Plan, the Committee may grant nonstatutory stock options and/or incentive stock options (which entitle employees, but not Cypress, to more favorable tax treatment).

          Share Limits.  The Committee will determine the number of shares covered by each option, but during any fiscal year of Cypress, no participant may be granted options covering more than 1,000,000 shares.

          Exercise Price.  The exercise price of the shares subject to each option is set by the Committee.  In the case of incentive stock options, except as described below, the exercise price cannot be less than 100% of the fair market value (on the date of grant) of the shares covered by the option.  In the case of nonstatutory stock options, the exercise price cannot be less than 85% of the fair market value (on the date of grant) of the shares covered by the option.

          Incentive Stock Options.  The exercise price of an incentive stock option must be at least 110% of fair market value if (on the grant date) the participant owns stock possessing more than 10% of the total combined voting power of all classes of stock of Cypress or any parent or subsidiary.  The aggregate fair market value of the shares (determined on the grant date) covered by incentive stock options which first become exercisable by any participant during any calendar year also may not exceed $100,000.  Any shares in excess of this limit will be treated as a nonstatutory stock option.  If the employee holds more than one incentive stock option, the incentive stock options are considered in the order in which they were granted.

          Term and Vesting.  An option granted under the Amended Plan generally cannot be exercised until it becomes vested.  The Committee establishes the vesting schedule of each option at the time of grant. Options granted to new hires typically cliff vest as to 20% of the covered shares after one year of service and vest monthly thereafter so as to be 100% vested after completing five years of service.  Options granted to existing employees typically vest monthly over five years. Options granted under the Amended Plan expire at the times established by the Committee, but not later than ten years after the grant date (such term is limited to five years in the case of an incentive stock option granted to a participant who owns stock possessing more than 10% of the total combined voting power of all classes of stock of Cypress or any parent or subsidiary).

          Exercise of the Option.  An option granted under the Amended Plan is exercised by giving written or electronic notice to Cypress, specifying the number of shares to be purchased and tendering full payment of the exercise price to Cypress.  The Committee may permit payment through the tender of shares that are already owned by the participant, or by any other means that the Committee determines to be consistent with the purpose of the Amended Plan.  The participant must pay any taxes that Cypress is required to withhold at the time of exercise.

          Termination of Participant.  In the event an optionee’s continuous status as an employee, director, or consultant terminates for any reason other than upon the optionee’s death or disability, all of the options held by the optionee under the Amended Plan will be exercisable (to the extent the option was exercisable on the date of termination) within such period of time as is specified in the applicable option agreement.  In the absence of a specified period of time in the option agreement, the vested portion of the option will remain exercisable for a period of 30 days following the date of such termination.  In the event an optionee’s continuous status as an employee, director, or consultant terminates as a result of the optionee’s disability, all of the options held by the optionee under the Amended Plan will be exercisable (to the extent the option was exercisable on the date of termination) for a period of six months following the date of such disability or such longer period of time not exceeding 12 months, as specified in the applicable option agreement.  In the event an optionee’s continuous status as an employee, director, or consultant terminates as a result of the optionee’s death, all of the options held by the optionee under the Amended Plan will be exercisable (to the extent the option would have become exercisable had the optionee continued living and remained in continuous status as an employee, director, or consultant for an additional 12 months) for a period of six months following the date of such death.  In  addition, if the optionee dies within 30 days after his or her termination of continuous status as an employee, director, or consultant, the option may be exercised within six months following the date of such death (to the extent the option was exercisable on the date of termination).  However, in no event may the period of exercisability extend beyond the expiration date of the option.

Restricted Stock

          Awards of restricted stock are shares that vest in accordance with the terms and conditions established by the Committee.  The Committee will determine the terms and conditions of restricted stock granted under the Amended Plan, including the number of shares of restricted stock granted to any employee, consultant, or non-employee director; provided that during any fiscal year of Cypress, no participant may be granted more than 500,000 shares of restricted stock.

          In determining whether an award of restricted stock should be made, and/or the vesting schedule for any such Award, the Committee may impose whatever conditions to vesting as it determines to be appropriate.  For example, the Committee may determine to grant an Award of restricted stock only if the participant satisfies performance goals established by the Committee.

Automatic Options Granted to Non-Employee Directors

          Under the Amended Plan, our non-employee directors will receive annual, automatic option grants.  No person has any discretion to select which non-employee directors will be granted automatic options or to determine the number of shares to be covered by the automatic option grants.

          Administration and Grants of Options.  Automatic option grants are not subject to any discretionary administration and are made pursuant to a non-discretionary formula, as follows:

•

each non-employee director is automatically granted a nonstatutory stock option to purchase 80,000 shares (the “First Option”) upon the date such individual first becomes a non-employee director, whether through election by the stockholders of Cypress or by appointment by the Board in order to fill a vacancy;

•

on the date of Cypress’s 2004 Annual Meeting, each non-employee director will receive a nonstatutory stock option to purchase a number of shares determined by multiplying 20,000 shares by a fraction, the numerator of which is the number of days since the non-employee director last received an automatic option grant that was not a First Option, and the denominator of which is 366, rounded down to the nearest whole share; and

•

at each of Cypress’s annual stockholders meeting commencing in 2005, each non-employee director who was a non-employee director on the date of the prior year’s annual stockholder meeting will be automatically granted a nonstatutory stock option to purchase 20,000 shares.  Each remaining non-employee director will receive an option covering the number of shares determined by multiplying 20,000 shares by a fraction, the numerator of which is the number of days since the non-employee director received his or her First Option, and the denominator of which is 365, rounded down to the nearest whole share.

          Terms and Conditions of the Options.  Each automatic option is evidenced by a director option agreement between Cypress and the non-employee director, and for automatic options granted on or after the 2004 Annual Meeting, is subject to the following terms and conditions:

•	Term of Options. The term of each automatic option will have a maximum term of ten years from the date of grant. No option may be exercised after the expiration of its term.

•	Exercise Price. The exercise price of each automatic option is equal to 100% of the fair market value (on the date of grant) of the shares covered by the option.

•

Vesting/Exercise of the Option.  An automatic option is exercised by giving written notice of exercise to Cypress, specifying the number of shares to be purchased and tendering payment of the purchase price to Cypress in the form described below.  Options will become exercisable as to 1/60th of the shares subject to the option each month, so as to become 100% vested on the five-year anniversary of the grant date, subject to the optionee maintaining his or her continuous status as a director on each vesting date.

          Payment of the Exercise Price.  Payment for shares issued upon exercise of an option may, depending on the terms of the option agreement, consist of cash, check, certain other shares, cashless exercise, or any combination of these methods of payment.

          Termination of Directorship.  In the event an optionee’s status as a director terminates for any reason, all of the options held by the optionee under the Plan will be exercisable (to the extent the option was exercisable on the date of termination, or in the case of death, to the extent the option would have become exercisable had the optionee continued living and remained in continuous status as a director for another 12 months) for a period of one year following the date of such termination.  In addition, if the optionee dies within 30 days after his or her termination of continuous status as a director, the option may be exercised within one year following the date of such death (to the extent the option was exercisable on the date of termination).  However, in no event may the period of exercisability extend beyond the expiration date of the options.

Transfers or Leave of Absence

          Unless otherwise determined by the Committee, and subject to applicable laws, the vesting of options granted under the Amended Plan will cease during any unpaid leave of absence.  Moreover, unless otherwise determined by the Committee, any employee who transfers his or her employment to a subsidiary and receives an equity incentive covering such subsidiary’s equity securities in connection with such transfer, will cease vesting in his or her options granted under the Amended Plan, until such time (if at all), the employee transfers from the employ of the subsidiary or another subsidiary back to the employ of Cypress.

Changes in Capitalization

          If we experience a stock split, reverse stock split, stock dividend, combination or reclassification of our shares, or any other increase or decrease in the number of issued shares effected without our receipt of consideration (except for certain conversions of convertible securities) appropriate adjustments will be made, subject to any required action by our stockholders, to the number of shares available for issuance under the Amended Plan, the number of shares issuable as restricted stock awards under the Amended Plan, the number of shares covered by each outstanding Award, the price per share covered by each outstanding Award, and the per-person limits on Awards, as appropriate to reflect the stock dividend or other change.

Merger or Asset Sale

          In the event of our merger with or into another corporation or the sale of substantially all of our assets, the successor corporation (or its parent or subsidiary) will assume or substitute each outstanding Award.  With respect to discretionary Awards, the Committee may, in its sole discretion, fully accelerate such Awards in lieu of assumption or substitution.  In such event, the Committee will notify all optionees that his or her options under the Amended Plan will be fully exercisable for a period of 30 days from the date of such notice and the option will terminate upon the expiration of such period.

          With respect to automatic option grants, in the event the successor corporation does not agree to assume or substitute for such options, each outstanding automatic option will become fully vested and exercisable, including as to shares that would not otherwise be exercisable, unless the Board, in its discretion, determines otherwise.

Performance Goals

          The Committee, in its discretion, may make performance goals applicable to a participant with respect to an Award.  At the Committee’s discretion, the performance goals may include, but not be limited to, one or more of the following:  annual revenue, cash position, earnings per share, individual objectives, net income, operating cash flow, operating income, return on assets, return on equity, return on sales, and total stockholder return.  For awards that are not intended to qualify as performance-based compensation under 162(m) the Committee may choose other performance goals.

Awards to be Granted to Certain Individuals and Groups

          The number of discretionary Awards that an employee, consultant, or non-employee director may receive under the Amended Plan is at the discretion of the Committee and therefore cannot be determined in advance.  The following table sets forth (a) the aggregate number of shares subject to automatic option grants under the Plan during the last fiscal year, and (b) the average per share exercise price of such automatic options.

Name of Group	Number of Automatic Options Granted	Average Per Share Exercise Price

All directors who are not executive officers, as a group	180,000	$11.88

Limited Transferability of Awards

          Awards granted under the Amended Plan generally may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the applicable laws of descent and distribution.  During the participant’s lifetime, only the participant may exercise the Award.  If the Committee makes an Award under the Amended Plan transferable, such Award will contain such additional terms and conditions as the Committee deems appropriate.

Federal Tax Aspects

          The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and Cypress of awards granted under the Plan.  Tax consequences for any particular individual may be different.

          Nonstatutory Stock Options. No taxable income is reportable when a nonstatutory stock option is granted to a participant.  Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option.  Any additional gain or loss recognized upon any later disposition of the shares is capital gain or loss.

          Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is similar to nonstatutory stock options).  If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price is taxed as capital gain or loss.  If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

          Restricted Stock. A participant will not have taxable income upon grant unless he or she elects to be taxed at that time.  Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the shares received minus any amount paid for the shares.

          Tax Effect for Cypress.  Cypress generally will be entitled to a tax deduction in connection with an Award under the Amended Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option).  Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers.  Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000.  However, Cypress can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met.  These conditions include stockholder approval of the Amended Plan, setting limits on the number of Awards that any individual may receive, and for awards other than certain stock options, establishing performance criteria that must be met before the award actually will vest or be paid.  The Amended Plan has been designed to permit the Committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting Cypress to continue to receive a federal income tax deduction in connection with such awards.

Amendment and Termination of the Plan

          The Board generally may amend, alter, suspend, or terminate the Amended Plan at any time, except that certain amendments may require stockholder approval or the consent of participants in the Amended Plan.  Adding shares to the Amended Plan requires stockholder approval, except in the case of adjustments due to a stock split or similar change in capitalization effected without the receipt of consideration by us.

Accounting Treatment

          Currently, employee awards with purchase prices at or above fair market value on the grant date typically do not result in any direct charge to our reported earnings.  However, the fair value of these awards is required to be disclosed in the notes to our financial statements.  We must also disclose, in the notes to our financial statements, the pro forma impact these awards would have on our reported earnings and earnings per share if the fair value of the awards at the time of grant was treated as a compensation expense.

          Currently, employee awards with purchase prices below fair market value on the grant date result in a direct compensation expense that is typically equal to the “spread,” i.e., the difference between the purchase price and the fair market value on the grant date.  Typically, this expense is amortized over our earnings over the award’s vesting period.

          The Financial Accounting Standards Board intends to require mandatory expensing for equity awards for fiscal years commencing after December 15, 2004.  In such event, we expect that all Amended Plan Awards will result in direct charges to our reported earnings, in accordance with GAAP (Generally Accepted Accounting Principles).

Summary

          We believe strongly that the approval of the Amended Plan is essential to our continued success.  Awards such as those provided under the Amended Plan constitute an important incentive for our key employees and other service providers and help us to attract, retain and motivate people whose skills and performance are critical to our success.  Our employees are our most valuable asset.  We strongly believe that the Amended Plan is essential for us to compete for talent in the difficult labor markets in which we operate.

Compensation Plan Information for Fiscal 2003

          Information for fiscal 2003 with respect to our compensation plans (including individual compensation arrangements) under which equity securities of Cypress are authorized for issuance, are aggregated in the table below as follows:

i	All compensation plans previously approved by security holders; and
ii.	All compensation plans not previously approved by security holders.

EQUITY COMPENSATION PLAN INFORMATION

(In Thousands, Except Per Share Amounts)

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance

Equity compensation plans approved by security holders	35,217		$14.27	5,140	(1)
Equity compensation plans not approved by security holders	7,253		$14.10	22,940	(2)

Total	42,470	(3)	$14.24	28,080

(1)

Includes ninety (90) thousand shares available for future issuance under Cypress’s 1994 Stock Option Plan as amended, generally used for grants to all employees including officers and directors. Also includes 5.1 million shares available under Cypress’s Employee Stock Purchase Plan.

(2)	Includes shares available under Cypress’s 1999 Stock Plan used for grants to employees other than officers and directors.

(3)

Does not include 1.3 million shares issuable under outstanding options, with a weighted average exercise price of $5.49 originally granted under plans assumed by Cypress in connection with acquisitions.

PROPOSAL THREE

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

          The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending January 2, 2005, subject to ratification by our stockholders.

          PricewaterhouseCoopers LLP has served as our independent auditors since 1982. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to questions.

          Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent auditors is not required by our by-laws or other applicable legal requirements. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice.

          If the stockholders fail to ratify the selection of our independent auditors, the Audit Committee and the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Board, at its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in Cypress’s and its stockholders’ best interests.

          Fees billed to Cypress by PricewaterhouseCoopers LLP during the fiscal years ended December 28, 2003 and December 29, 2002 are as follows:

Services		2003		2002

Audit Fees		$962,700		$640,853

Audit-Related Fees		377,044		189,048

Tax Fees		918,153		1,263,368

Tax Compliance	$591,166		$720,760

Tax Advice and Planning	326,987		542,608

All Other Fees		—		—

		$2,257,897		$2,093,269

•

Audit Fees:  These fees include fees associated with the annual audit, the reviews of our quarterly reports on Form 10-Q, consents issued in connection with our Form S-3 and S-8 filings, assistance and review with the  documents we filed with the SEC, accounting consultation services associated with the audit, and statutory audits required internationally.

•

Audit-Related Fees: Audit-related services principally include employee benefit plan audits, consultations regarding financial accounting and reporting standards and internal control not associated with the audit.

•

Tax Fees: Tax service fees include fees for tax compliance (tax return preparation assistance and expatriate tax services), and tax advice and planning (general tax planning, tax-related services on acquisition, and international tax consulting).

•	All Other Fees: We were not billed any other fees by PricewaterhouseCoopers LLP.

All fees billed to Cypress by PricewaterhouseCoopers LLP were pre-approved by the Audit Committee.

Required Vote

          The affirmative vote of the holders of a majority of the shares represented and entitled to vote at the meeting will be required to ratify the selection of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending January 2, 2005.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT AUDITORS.

MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

          The following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date (except as described below) by:

•	each of our directors;

•	our Chief Executive Officer and each of the four other most highly compensated individuals who served as our executive officers at fiscal year-end (the “Named Officers”);

•	all individuals who served as directors or Named Officers at fiscal year-end as a group; and

•	each person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act of 1934, as amended) who is known by us to own beneficially more than 5% of our common stock.

	Shares Beneficially Owned

Directors, Officers and 5% Stockholder	Number	Percent

Directors
T.J. Rodgers (1)	2,925,786	2.4%
Fred B. Bialek (2)	122,096	*
Eric A. Benhamou (3)	24,000	*
John C. Lewis (4)	190,000	*
Alan F. Shugart (5)	40,000	*
James R. Long (6)	64,300	*
W. Steve Albrecht (7)	16,000	*

Named Officers
Antonio R. Alvarez (8)	472,520	*
Emmanuel T. Hernandez (9)	416,865	*
Christopher S. Norris(10)	275,972	*
Christopher A. Seams (11)	351,942	*
All Directors and Named Officers at fiscal year-end as a group (11 persons) (12)	4,899,481	4.0%

5% Owners of Our Common Stock
Credit Suisse First Boston (13) 11 Madison Avenue New York, New York 10010	9,516,084	7.9%

Capital Research and Management Company (14) 333 South Hope Street Los Angeles, California 90071	14,011,890	11.6%

          The following tables set forth certain information regarding beneficial ownership of shares of common stock of our subsidiaries as of the Record Date by:

•	each of our directors;

•	each of the Named Officers that held such shares of common stock or rights to acquire such common stock; and

•	each of our directors and Named Officers as a group.

CYPRESS MICROSYSTEMS, INC.

	Shares Beneficially Owned

Directors/Officers	Number	Percent (15)

Fred B. Bialek (16)	250,000	*
T.J. Rodgers (17)	250,000	*

All Directors and Named Officers as a group (18)	500,000	*

SILICON LIGHT MACHINES CORPORATION

	Shares Beneficially Owned

Directors/Officers	Number	Percent (19)

T.J. Rodgers (20)	18,333	*
Emmanuel Hernandez (21)	18,333	*

All Directors and Named Officers as a group (22)	36,666	*

SILICON MAGNETIC SYSTEMS, INC.

	Shares Beneficially Owned

Directors/Officers	Number	Percent (23)

T.J. Rodgers (24)	200,000	*
Antonio R. Alvarez (25)	96,666	*
Christopher A. Seams (26)	200,000	*

All Directors and Named Officers as a group (27)	496,666	*

SUNPOWER CORPORATION

	Shares Beneficially Owned

Directors/Officers	Number	Percent (28)

T.J. Rodgers (29)	1,382,533	6.1%

All Directors and Named Officers as a group	1,382,533	6.1%

*  Less than 1%.

(1)

Includes 920,120 shares held directly, of which, 100,251 shares were acquired under the Non-Qualified Deferred Compensation Plan. Also includes options to purchase 2,005,666 shares of common stock exercisable within 60 days of the Record Date.

(2)	Includes 34,942 shares held by family members. Also includes options held by Mr. Bialek to purchase 87,154 shares of common stock exercisable within 60 days of the Record Date.

(3)	Represents options held by Mr. Benhamou to purchase 24,000 shares of common stock exercisable within 60 days of the Record Date.

(4)	Includes 50,000 shares held directly. Also includes options held by Mr. Lewis to purchase 140,000 shares of common stock exercisable within 60 days of the Record Date.

(5)	Represents options held by Mr. Shugart to purchase 40,000 shares of common stock exercisable within 60 days of the Record Date.

(6)	Includes 4,300 shares held directly. Also includes options held by Mr. Long to purchase 60,000 shares of common stock exercisable within 60 days of the Record Date.

(7)	Includes 16,000 shares held directly.

(8)	Represents options held by Mr. Alvarez to purchase 472,520 shares of common stock exercisable within 60 days of the Record Date.

(9)

Includes 91,327 shares held directly. Of this amount 55,000 shares were purchased under the stockholder-approved 2001 Employee Stock Purchase Assistance Plan. Mr. Hernandez’s family members held 22,532 shares. Also includes options held by Mr. Hernandez to purchase 303,006 shares of common stock exercisable within 60 days of the Record Date.

(10)	Includes 6,925 shares held directly. Also includes options held by Mr. Norris to purchase 269,047 shares of stock within 60 days of the Record Date.

(11)

Includes 61,328 shares held directly. Of this amount, 54,500 shares were purchased under the stockholder-approved 2001 Employee Stock Purchase Assistance Plan.  Also includes options held by Mr. Seams to purchase 290,614 shares of common stock exercisable within 60 days of the Record Date.

(12)

Includes 1,207,474 shares held directly by our Named Officers and directors and their family members. Also includes options to purchase an aggregate of 3,692,007 shares of common stock exercisable within 60 days of the Record Date.

(13)

The ownership information set forth in the table is based on information contained in a joint statement on Schedule 13G/A, dated February 10, 2004, filed with the SEC by Credit Suisse First Boston (“Credit Suisse”).  Credit Suisse has shared voting power with respect to 9,516,084 shares and shared dispositive power with respect to 9,516,084 shares.

(14)

The ownership information set forth in the table is based on information contained in a statement on Schedule 13G/A, dated February 13, 2004, filed with the SEC by Capital Research and Management Company (“CRMC”) for itself and the Growth Fund of America (“GFA”) with respect to ownership of shares of common stock which indicated that CRMC has sole dispositive power with respect to 7,861,890 shares, and GFA has sole voting power with respect to 6,150,000 shares.

(15)	The total number of shares of capital stock of Cypress Microsystems, Inc. outstanding as of the Record Date was 330,181,589.

(16)	Includes 250,000 shares held of record by Mr. Bialek, 29,167 shares of which vest over time and are subject to forfeiture and restrictions on transfer.

(17)	Includes 250,000 shares held of record by Mr. Rodgers, 29,167 shares of which vest over time and are subject to forfeiture and restrictions on transfer.

(18)	Includes 500,000 shares held of record by the directors and Named Officers, as a group, 58,334 of which vest over time and are subject to forfeiture and restrictions on transfer.

(19)	The total number of shares of capital stock of Silicon Light Machines, outstanding as of the Record Date was 31,000,000.

(20)	Represents options held by Mr. Rodgers to purchase 18,333 shares of common stock exercisable within 60 days from the Record Date.

(21)	Represents options held by Mr. Hernandez to purchase 18,333 shares of common stock exercisable within 60 days from the Record Date.

(22)	Represents 36,666 shares which the directors and Named Officers, as a group, had the right to acquire upon the exercise of stock options within 60 days after the Record Date.

(23)	The total number of shares of capital stock of Silicon Magnetic Systems, Inc. outstanding as of the Record Date was 106,684,667.

(24)

Of the 200,000 shares held of record by Mr. Rodgers, 103,334 shares vest over time and are subject to forfeiture and restrictions on transfer pursuant to Silicon Magnetic Systems, Inc.’s stock option plan.

(25)	Includes options held by Mr. Alvarez to purchase 96,666 shares of common stock exercisable within 60 days of the Record Date.

(26)

Of the 200,000 shares held of record by Mr. Seams, 103,334 shares vest over time and are subject to forfeiture and restrictions on transfer pursuant to Silicon Magnetic Systems, Inc.’s stock option plan.

(27)

Includes 96,666 shares, which the directors and Named Officers, as a group, have the right to acquire upon the exercise of stock options within 60 days after the Record Date and 206,668 shares that vest over time and are subject to forfeiture and restrictions over on transfer pursuant to Silicon Magnetic Systems, Inc.’s stock option plan.

(28)	The total number of shares of capital stock of SunPower Corporation outstanding as of the Record Date was 22,649,220.

(29)	Represents 1,382,533 shares directly owned by Mr. Rodgers.

Executive Compensation

          The following table shows, as to each of the Named Officers, information concerning compensation paid for services to us in all capacities during the three fiscal years ended December 28, 2003.

Summary Compensation Table

		Annual Compensation				Long-Term Compensation Awards

Name and Principal Position	Year	Salary(1) ($)	Bonus(2) ($)	Other ($)		Securities Underlying Options (#)		All Other Compensation ($)

						Cypress	Subsidiaries (3)	Other

T.J. Rodgers	2003	$382,671	$67,246	—		280,000	20,000	$7,910	(10)
President, Chief Executive	2002	$331,065	—	$5,000	(4)	300,000	250,000	—
Officer and Director	2001	$364,000	$42,293	$8,750	(4)	300,000	—	—

Antonio R. Alvarez	2003	$331,692	$27,272	—		100,000	—	$9,432	(10)
Executive Vice President,	2002	$318,615	—	—		170,000	200,000	—
Memory Products Division	2001	$371,783	$25,882	—		190,000	—	$13,854	(6)

Emmanuel T. Hernandez	2003	$303,631	$52,236	—		70,000	20,000	$9,378	(10)
Executive Vice President,	2002	$291,938	—	—		170,000	50,000	—
Finance and Administration,	2001	$335,577	$34,594	—		70,000	—	$438	(5)
Chief Financial Officer

Christopher A. Seams (7)	2003	$274,439	$43,872	$1,250	(8)	108,400	—	$9,178	(10)
Executive Vice President,	2002	$289,635	—	$1,250	(8)	220,000	200,000	—
Manufacturing and Technology

Christopher S. Norris (9)	2003	$270,238	$38,897	—		45,000	—	$8,189	(10)
Executive Vice President
Data Communications Division

(1)

Salary is included in the year paid, and includes base salary, Paid Time Off (PTO), PTO cashout, Holiday pay, and retroactive adjustments to base salary. The salaries indicated for 2002 reflect a 6%-9% pay-cut for these Named Officers as compared with fiscal year 2001.  The salaries indicated for 2003 reflect a 6%-9% pay-cut continued from January through June 2003.

(2)

Bonus is included in the year earned. Includes bonuses earned under our New Product Bonus Plan and Key Employee Bonus Plan. Bonuses given out under our Key Employee Bonus Plan are by virtue of the success in accomplishing certain group-and individual-specific goals. Cypress met the required revenue and earnings milestones in the fourth quarter of 2003; therefore, bonuses were earned under our New Product Bonus Plan and the Key Employee Bonus Plan in 2003.

(3)

Includes restricted stock grants of 200,000 shares of common stock of Silicon Magnetic Systems, Inc. granted to each of Messrs. Rodgers, Alvarez and Seams, and options to purchase 50,000 shares of common stock of Silicon Light Machines granted to each of Messrs. Rodgers and Hernandez in fiscal 2002, and options to purchase 20,000 shares of common stock of Silicon Light Machines granted in fiscal 2003 to each of Messrs. Rodgers and Hernandez.

(4)	Represents cash bonus of $5,000 and $8,750 earned and paid to Mr. Rodgers in fiscal years 2002 and 2001, respectively, under our Patent Award Program.

(5)	Represents computer purchase reimbursement of under our Computer Purchase Program, which was effectively terminated in fiscal 2002.

(6)	Represents a one-time 14-year bonus earned in 2001 and paid to Mr. Alvarez in the amount of $13,462 plus $392 related to our Computer Purchase Program, which was effectively terminated in 2002.

(7)	Mr. Seams became an executive officer in fiscal 2002.

(8)	Represents cash bonus of $1,250 earned and paid to Mr. Seams in each of fiscal years 2002 and 2003 under our Patent Award Program.

(9)	Mr. Norris became an executive officer in fiscal 2003.

(10)	Represents amounts paid in health and insurance benefits for our officers and their immediate family members.

          The following table shows option grants under our option plans and the option plans of our subsidiaries as to each of the Named Officers to whom grants were made during the last fiscal year, and the potential realizable value of those options, assuming 5% and 10% annual rate of appreciation, at the end of their term:

Option Grants in Last Fiscal Year

CYPRESS SEMICONDUCTOR CORPORATION

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term

	Number of Securities Underlying Options Granted (1)	% of Total Options Granted to Employees in Fiscal Year (2)	Exercise Price	Expiration Date(3)

Name					5%(4)	10%(4)

T.J. Rodgers	280,000	2.64%	$7.56	4/11/13	$1,244,587	$3,235,647
Antonio R. Alvarez	100,000	0.94%	$7.56	4/11/13	$475,444	$1,204,869
Emmanuel T. Hernandez	70,000	0.66%	$7.56	4/11/13	$332,811	$843,409
Christopher A. Seams	90,000	0.85%	$7.56	4/11/13	$427,900	$1,084,382
Christopher A. Seams	4,700	0.04%	$17.15	8/22/13	$50,692	$128,464
Christopher A. Seams	13,700	0.13%	$9.30	5/19/13	$80,127	$203,059
Christopher S. Norris	45,000	0.42%	$7.37	3/27/13	$208,573	$528,565

SILICON LIGHT MACHINES

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (5)	% of Total Options Granted to Employees in Fiscal Year (6)	Exercise Price	Expiration Date(3)

Name					5%(7)	10%(7)

T.J. Rodgers	20,000	1.4%	$0.15	6/30/13	$1,887	$4,781
Emmanuel T. Hernandez	20,000	1.4%	$0.15	6/30/13	$1,887	$4,781

(1)

Options granted under our 1994 Stock Option Plan typically have a ten-year term, vest over a five-year period of employment and have an exercise price equal to market value on the date of grant. All of the options granted and described in this table were granted under our 1994 Stock Option Plan and have these terms.

(2)

During the fiscal year ended December 28, 2003, options to purchase an aggregate of 10,601,840 shares of our common stock were granted to employees, including options granted to employees of acquired companies, to directors, and to technical and manufacturing advisory boards.

(3)	Options may terminate before their expiration dates if the optionee’s status as an employee or consultant is terminated, upon the optionee’s death or if a third party acquires us.

(4)

Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term. These values are calculated based on requirements promulgated by the SEC and do not reflect our estimate of future stock price appreciation. Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year). If the price of our common stock were to increase at such rates from the price at 2003 fiscal year-end ($20.95 per share) over the next ten years, the resulting stock prices at 5% and 10% appreciation would be $34.15 and $54.26, respectively.

(5)

Options granted under Silicon Light Machines’s Option Plan typically has a ten-year term, vest over a five-year period of employment and have an exercise price equal to market value on the date of grant.

(6)	During the fiscal year ended December 28, 2003, options to purchase an aggregate of 1,397,000 shares of Silicon Light Machines’ common stock were granted to employees, including grants to directors.

(7)

Potential realizable value is based on an assumption that the market price of the stock appreciates at the stated rate, compounded annually, from the date of grant until the end of the ten-year option term. These values are calculated based on requirements promulgated by the SEC and do not reflect our estimate of future stock price appreciation. Annual compounding results in total appreciation of 63% (at 5% per year) and 159% (at 10% per year).

          The following table shows, for each of the Named Officers, information concerning options to acquire securities of Cypress and its subsidiaries, held by such Named Officer, exercised during fiscal year 2003 and the value of options held at fiscal year-end:

Aggregated Option Exercises in Last Fiscal Year and
Last Fiscal Year-End Option Values

CYPRESS SEMICONDUCTOR CORPORATION

	Shares Acquired on Exercise(#)		Number of Securities Underlying Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year End($)(1)
		Value Realized($)(2)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

T.J. Rodgers	250,000	$981,875	1,895,333	834,667	$12,926,171	$5,692,429
Antonio R. Alvarez	0	$0	438,353	288,335	$4,282,709	$2,817,033
Emmanuel T. Hernandez	56,000	$173,250	273,005	256,169	$2,083,028	$1,954,569
Christopher A. Seams	0	$0	253,517	326,348	$2,692,351	$3,465,816
Christopher S. Norris	0	$0	242,879	216,919	$1,845,880	$1,648,584

CYPRESS MICROSYSTEMS, INC.

	Shares Acquired on Exercise(#)	Value Realized($)(2)	Number of Securities Underlying Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year End($)(1)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

T.J. Rodgers	0	$ 0	204,475	45,525	$4,089.50	$910.50

SILICON MAGNETIC SYSTEMS, INC.

	Shares Acquired on Exercise(#)		Value Realized($)(2)	Number of Securities Underlying Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year End($)(1)

Name				Exercisable	Unexercisable	Exercisable	Unexercisable

T.J. Rodgers (3)	200,000	(4)	$ 0	0	0	$ 0	$ 0
Antonio R. Alvarez	—		$ 0	83,333	116,667	$ 0	$ 0
Christopher A. Seams (3)	200,000	(4)	$ 0	0	0	$ 0	$ 0

SILICON LIGHT MACHINES

	Shares Acquired on Exercise(#)	Value Realized($)(2)	Number of Securities Underlying Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year End($)(1)

Name			Exercisable	Unexercisable	Exercisable	Unexercisable

T.J. Rodgers	0	$ 0	15,000	55,000	$ 0	$ 0
Emmanuel T. Hernandez	0	$ 0	15,000	55,000	$ 0	$ 0

(1)	Calculated by determining the difference between the fair market value of the securities underlying the options at December 28, 2003, and the exercise price of the options.

(2)	Calculated by determining the valuation of the purchased shares on the exercise date less the option exercise price paid for such shares.

(3)	Messrs. Rodgers and Seams are still holding these shares.

(4)	Of the 200,000 shares received upon the exercise of the option, 116,667 were obtained pursuant to an early exercise provision and are subject to vesting over time.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Overview

          The Compensation Committee of the Board of Directors has the responsibility to review compensation programs for Cypress’s executive officers, and has exclusive authority to grant stock options to Cypress’s executive officers. The Compensation Committee applies a consistent philosophy to compensation for all employees, including the executive officers, based on the premise that Cypress’s achievements result from the coordinated efforts of all individuals working toward common objectives. Cypress strives to achieve those objectives through teamwork that is focused on meeting the defined expectations of customers and stockholders.

Goals of the Compensation Program

          The goals of the Compensation Committee are to align executive compensation with business objectives and performance, and to enable Cypress to attract, retain and reward executive officers who contribute to Cypress’s long-term success. The compensation program for executive officers is based on the same principles applicable to compensation decisions for all of our employees:

•

Competitive Levels of Compensation. Cypress is committed to providing a compensation program that helps Cypress attract and retain the best people in the industry. To ensure that pay is competitive, we periodically review the compensation practices of other leading companies in the semiconductor industry. We believe that Cypress’s compensation levels fall within the median of industry compensation levels.

•

Performance-Driven Rewards. Executive officers are rewarded based upon corporate performance, business unit performance and individual performance. Corporate performance and business unit performance are evaluated by reviewing the extent to which strategic and business plan goals are met, including such factors as operating profit, performance relative to competitors and timely new product introductions. Individual performance is evaluated by measuring organization progress against set objectives.

•

Performance and Compensation Feedback. At the beginning of the performance cycle, key quarterly and annual objectives are set for each officer. The Chief Executive Officer gives ongoing feedback on performance to each officer. At the end of the performance cycle, we evaluate the extent to which the key objectives have been accomplished. These evaluations are subsequently used to determine merit increases and stock options granted to employees. The evaluations are also used to determine executive compensation through stock ownership and option grants to our Chief Executive Officer, and other executive officers, in certain of Cypress’s subsidiaries (Silicon Light Machines, Silicon Magnetic Systems, and Cypress Microsystems).

Components of the Compensation Program

          Cypress’s compensation program, which consists of cash-based and equity-based compensation, allows Cypress to attract and retain highly skilled officers, provide useful products and services to customers, enhance stockholder value, motivate technological innovation and adequately reward its executive officers and other employees. The components are:

          Cash-Based Compensation. The Compensation Committee sets base salary for officers on the basis of level of responsibility, prior performance and other factors after reviewing the compensation levels for competitive positions in the market.

          Cypress has a New Product Bonus Plan under which Cypress distributes to all employees, including executive officers, payments based on Cypress’s achieving certain levels of new product revenue, new product development milestones, plus attaining certain levels of profitability. Cypress believes that all employees share the responsibility of achieving revenue and profit levels. Under the New Product Bonus Plan, Cypress’s specific performance criteria must be met in each fiscal quarter for employees to be eligible for bonuses. Cypress met the criteria for the New Product Bonus Plan in the third and fourth quarters of fiscal 2003.

          Cypress has a Key Employee Bonus Plan in which the Chief Executive Officer, Vice Presidents and certain other key employees participated. Plan participants were eligible to receive bonuses (in each case a percentage of a participant’s base salary) based on Cypress’s achievement of a targeted level of sales, earnings per share and relative growth compared to industry average, as well as success in accomplishing certain group and individual specific goals.  Bonuses were earned under this plan in the third and fourth quarters of fiscal 2003.

          Equity-Based Compensation. Stock options provide additional incentives to officers and employees to work to maximize stockholder value. The options become exercisable over a defined period of employment with Cypress to encourage employees to remain with Cypress. In line with Cypress’s compensation philosophy, we grant stock options to all employees, commensurate with their potential contributions to Cypress. Stock options are included as part of the initial employment compensation package, and are also awarded for promotions and pursuant to the annual Stock Program, which provides long-term incentives to virtually all employees based on performance and potential contributions.

Compensation of the Chief Executive Officer

          T.J. Rodgers has been Cypress’s President and Chief Executive Officer since Cypress’s incorporation in 1982. In determining Mr. Rodgers’ compensation, the Compensation Committee evaluates corporate performance, individual performance, compensation paid to Cypress’s other executive officers and total compensation (including salary, bonus and equity compensation) paid to chief executive officers of comparable companies. In fiscal 2003, Mr. Rodgers’ salary was  $382,671, and he was paid an aggregate cash bonus of $67,246 under our New Product Bonus Program and our Key Employee Bonus Program. Mr. Rodgers’ salary reflects a pay-cut of 9% in the first and second quarters of fiscal 2003, a significantly higher percentage than the average percentage pay-cut taken by other Cypress employees.

          A fundamental tenet of Cypress’s compensation policy, particularly with respect to compensation of the Chief Executive Officer, is to link the level of compensation obtained to Cypress’s performance as measured by profitability and growth. One way that we establish this link is to award Mr. Rodgers with compensation in the form of options to purchase stock, for the reason that the market will reward superior performance by Cypress, by increasing the value of his equity and penalize unsatisfactory performance by diminishing or eliminating such value. Through his equity ownership in Cypress, which consisted of 920,120 (shares directly held and shares acquired under the Non-qualified Deferred Compensation Plan) shares of common stock and options to purchase 2,005,666 shares of common stock as of the Record Date, Mr. Rodgers shares with other stockholders of Cypress a significant stake in the success of Cypress’s business.

          A second way that we establish the link between Cypress’s performance and level of compensation is by Cypress’s bonus plan, which awards variable compensation based to a substantial degree on an objective measure of Cypress’s profitability and long-term growth. It is the philosophy of Cypress and this committee to bias compensation toward this kind of variable compensation as well as equity awards. This means that when we perform well, as principally indicated by profitability, employees, and in particular the Chief Executive Officer, will be well compensated, to a level which may exceed the median of industry compensation levels. When our performance is below target levels, however, variable compensation will be limited or non-existent and equity compensation will not attain the same value, meaning that the Chief Executive Officer’s overall compensation package may be below industry median levels. Consistent with our compensation objectives, Mr. Rodgers earned a bonus during the third and fourth quarter of fiscal year 2003 for accomplishments under the quarterly goals portion of the bonus plan and for achieving Cypress’s targeted levels of sales and earnings per share as set forth in the 2003 Key Employee Bonus Plan.

COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

Eric A. Benhamou John C. Lewis

Compensation Committee Interlocks and Insider Participation

          No member of the Compensation Committee was or is one of our officers or employees.

Certain Relationships and Related Transactions

          On April 1, 1998, we entered into a one-year consulting arrangement with Fred B. Bialek, a member of our Board of Directors. Prior to its expiration, the consulting agreement is terminable by Mr. Bialek or us, 30 days following written notice of such termination. Mr. Bialek’s consulting agreement has been extended through March, 2005. Pursuant to the terms of the consulting agreement, Mr. Bialek was paid an annualized fixed retainer for consulting fees in the amount of $324,293 in fiscal 2003. He also earned a cash bonus of $34,444 in 2003. In addition, we agreed to reimburse Mr. Bialek for out-of-pocket business expenses for travel, lodging, phone and administrative support related to his consulting services for us on receipt of invoice.

          See our Annual Report on Form 10-K for information regarding transactions between us and SunPower Corporation, a privately-held corporation in which we and Mr. Rodgers, our Chief Executive Officer, have an interest.

Indebtedness of Executive Officers Under the Employee Stock Purchase Assistance Plan (SPAP)

          In 2001, we began to offer our employees loans under the stockholder-approved 2001 Employee Stock Purchase Assistance Plan. Mr. Emmanuel T. Hernandez, our Executive Vice President of Finance and Administration and Chief Financial Officer, purchased 55,000 shares of our common stock under this plan in 2001. As of March 1, 2004, Mr. Hernandez, was indebted to us in the principal amount of $1,185,795, plus accrued interest outstanding in the amount of $130,384. The principal amount of the loan did not exceed this amount in fiscal year 2003.

          Christopher A. Seams, our Executive Vice President of Manufacturing and Technology, purchased 54,500 shares of our common stock under this plan in 2001. Mr. Seams was indebted to us in the principal amount of $1,154,095, plus accrued interest outstanding in the amount of $127,634 as of March 1, 2004. The principal amount of the loan did not exceed this amount in fiscal year 2003.

          We charge interest on each of the loans to Messrs. Hernandez and Seams at a rate of 5% per annum.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC and the National Association of Securities Dealers. Such officers, directors and 10% stockholders are also required by the SEC rules to furnish us with copies of all Section 16(a) forms that they file.

          Based solely on our review of the copies of such forms received by us, we believe that, during the fiscal year ended December 28, 2003, all Section 16(a) filing requirements applicable to our officers, directors and 10% stockholders were satisfied.

Company Stock Price Performance

          Shown below is a line graph comparing the yearly percentage change in the cumulative total shareholder return on Cypress common stock against the cumulative total return of the S&P Composite—500 Stock Index and the S&P Composite—Electronics (Semiconductors) Index for the five-year period commencing on January 3, 1999 and ending on December 31, 2003.

	3-Jan-99	2-Jan-00	31-Dec-00	30-Dec-01	29-Dec-02	31-Dec-03

Cypress Semiconductor Corp.	$ 100	$ 395	$ 237	$248	$ 69	$257
S&P © 500	$ 100	$ 120	$ 110	$98	$ 75	$97
S&P © Semiconductors Index	$ 100	$ 157	$ 123	$106	$ 53	$100

Copyright © 2004, Standard & Poor’s, a division of The McGraw-Hill Companies, Inc. All rights reserved.

OTHER MATTERS

          We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote the shares they represent as the Board of Directors may recommend.

          It is important that your stock be represented at the meeting, regardless of the number of shares that you hold. You are, therefore, urged to execute and return the accompanying proxy in the envelope, which has been enclosed, or to vote by telephone or over the Internet at your earliest convenience.

FOR THE BOARD OF DIRECTORS

Laura L. Engurasoff
Corporate Secretary

Dated: March 17, 2004

APPENDIX A
TO THE PROXY STATEMENT FOR THE 2004 ANNUAL STOCKHOLDERS MEETING OF
CYPRESS SEMICONDUCTOR CORPORATION
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

This amended Audit Committee Charter was adopted by the Board of Directors (the “Board”) of Cypress Semiconductor Corporation, effective March 17, 2004.

1.	Purpose.

The purpose of the Audit Committee of the Board of Cypress Semiconductor Corporation (the “Company”) shall be to:

	•	provide oversight of the Company’s accounting and financial reporting processes and the audit of the Company’s financial statements;

•

assist the Board in the oversight of: (i) the integrity of the Company’s financial statements; (ii) the Company’s compliance with legal and regulatory requirements; (iii) the independent auditor’s performance, qualifications and independence; and (iv) the performance of the Company’s internal audit function;

	•	prepare an Audit Committee report as required by the Securities and Exchange Commission (the “SEC”) to be included in the Company’s annual proxy statement; and

	•	provide to the Board such information and materials as it may deem necessary to make the Board aware of financial matters requiring the attention of the Board.

In addition, the Audit Committee will undertake those specific duties and responsibilities listed below and such other duties as the Board may from time to time prescribe.

2.	Membership and Organization.

Composition.  The Audit Committee members will be appointed by, and will serve at the discretion of, the Company’s Board of Directors.  The Audit Committee will consist of at least three (3) members of the Board.  Members of the Audit Committee must meet the following criteria (as well as any criteria required by the SEC and rules adopted by the SEC (the “SEC Rules”):

•

each member must satisfy the requirements for independence set out in: (i) Section 303A.02 of the corporate governance rules of the New York Stock Exchange Listed Company Manual (the “NYSE Rules”); and (ii) the criteria provided in Rule 10A-3(b)(1) of the Securities and Exchange Act of 1934 or under any other applicable SEC Rules;

	•	each member must be “financially literate,” in accordance with the Audit Committee requirements of the NYSE Rules;

	•	at least one (1) member must have “accounting or related financial management expertise,” in accordance with the Audit Committee requirements of the NYSE Rules; and

•

each member may serve on no more than three (3) audit committees of public companies (including the Company) simultaneously unless the Company’s Board of Directors has determined that such simultaneous service does not impair the ability of such member to effectively serve on the Audit Committee and such determination is disclosed in the Company’s annual proxy statement.

Meetings.  The Audit Committee will meet at least four (4) times annually. The Audit Committee may establish its own meeting schedule.  The Audit Committee will meet separately and periodically with the Chief Executive Officer and separately and periodically with the Chief Financial Officer of the Company, at such times as are appropriate to review the financial affairs of the Company.  The Audit Committee will meet separately and periodically with the internal auditors and the independent auditors of the Company, at such times as it deems appropriate, but not less than quarterly.

The Audit Committee will maintain written minutes of its meetings, which minutes will be filed with the minutes of the meetings of the Board.

The Audit Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that it believes necessary or appropriate.

Compensation.  Members of the Audit Committee shall receive such fees, if any, for their service as Audit Committee members as may be determined by the Board.  Members of the Audit Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

3.	Responsibilities and Duties.

The responsibilities and duties of the Audit Committee shall include:

Review and Reporting Procedures

•

obtaining and reviewing, at least annually, a report by the independent auditor describing: (i) the independent auditor’s internal quality-control procedures; (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the independent auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five (5) years, respecting one or more independent audits by the independent auditor, and any steps taken to deal with such issues; and (iii) all relationships between the independent auditor and the Company;

•

reviewing: (i) major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; (ii) major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies; (iii) analyses prepared by management and/or the independent auditor setting forth significant financial reporting issues and judgments made in connection with preparation of the financial statements, including analyses of the effects of alternative GAAP methods on the financial statements; (iv) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the financial statements;

•

discussing with management and the independent auditor the Company’s annual audited financial statements and quarterly unaudited financial statements, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” prior to filing the Company’s Annual Report on From 10-K and Quarterly Reports on Form 10-Q, respectively, with the SEC;

•

discussing, generally, with management and the independent auditor, the Company’s earnings press releases (paying particular attention to the use of any “pro forma” or “adjusted” non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies, provided, however, that the Audit Committee need not discuss in advance each earnings release or each instance in which the Company may provide earnings guidance;

•

discussing policies with respect to risk assessment and risk management, including: (i) the guidelines and policies governing the process used by the Company’s CEO and senior management to access and manage the Company’s exposure to risk; and (ii) the major financial risk exposures and the steps management has taken to monitor and control such exposures;

•

reporting regularly to the Board any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal or regulatory requirements, the performance and independence of the Company’s independent auditor and the performance of the Company’s internal audit function;

• review and reassess its own charter annually and submit any recommended changes to the Board for its consideration;

• perform an annual self-evaluation and report thereon to the Board;

•

reviewing the independent audit by: (i) reviewing the independent auditor’s proposed audit scope and approach; (ii) discussing with the Company’s independent auditor the financial statements and audit findings, including any significant adjustments, management judgments and accounting estimates, significant new accounting policies and disagreements with management and any other matters described in SAS No. 61; and (iii) reviewing reports submitted to the Audit Committee by the independent auditor in accordance with applicable SEC Rules;

•

conducting a post-audit review of the financial statements and audit findings, including any suggestions for improvements provided to management by the independent auditor, and management’s response to such suggestions;

•

directing the Company’s independent auditor to review before filing with the SEC the Company’s interim financial statements included in quarterly reports on Form 10-Q, using professional standards and procedures for conducting such reviews;

•	reviewing before release the unaudited quarterly operating results in the Company’s quarterly earnings release; and

Independent Auditors

•

appointing, compensating, retaining and overseeing the work of the independent auditor (including resolving disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•

reviewing and evaluating the qualifications, performance and independence of the lead partner of the independent auditor, including taking into account the opinions of management and the Company’s internal auditors;

•	setting clear hiring policies for employees or former employees of the independent auditor;

•

considering whether, in addition to assuring the regular rotation of the lead audit partner as required by law, there should be regular rotation of the audit firm itself and presenting its conclusions with respect to the independent auditor to the full Board;

•

reviewing with the independent auditor any audit problems or difficulties and management’s response, including a regular review of any difficulties the independent auditor encountered in the course of the audit work, including any restrictions on the scope of the independent auditor’s activities or on access to requested information, and any significant disagreements with management as well as the responsibilities, budget and staffing of the Company’s internal audit function;

•

pre-approving, explicitly, audit and permissible non-audit services provided to the Company by the independent auditor, except where pre-approval of audit and permissible non-audit services is not required under applicable SEC Rules. The Audit Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Audit Committee at a subsequent meeting; and

•

reviewing the qualifications and independence of the independent auditor, including: (i) obtaining on a periodic basis a formal written statement from the independent auditor regarding relationships and services with the Company that may impact independence, as defined by applicable standards and SEC Rules; (ii) presenting this statement to the Board; and (iii) to the extent there are relationships, working with the Board to take any appropriate action.

Regulatory Compliance and Other Matters

•	providing an Audit Committee report for inclusion in the Company’s annual proxy statement in accordance with SEC Rules;

•

establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Audit Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters;

•

determining the appropriate funding for payment of: (i) compensation to the independent auditor engaged to prepare or issue an audit report or perform other audit, review or attest services for the Company; (ii) compensation to any independent legal, accounting or other advisors retained by the Audit Committee; and (iii) ordinary administrative expenses of the Audit Committee necessary and appropriate for the performance of its duties; and

•	overseeing compliance with SEC Rules for disclosure of the independent auditor’s services and Audit Committee members, member qualifications and activities.

In addition, the Audit Committee may retain, as it determines necessary, independent legal, accounting or other advisors to advise or assist the Audit Committee in the performance of any of the responsibilities and duties set forth above.  The Audit Committee may also utilize the services of the Company’s inhouse or regular legal counsel or other advisors to the Company.

APPENDIX B
TO THE PROXY STATEMENT FOR THE 2004 ANNUAL STOCKHOLDERS MEETING OF
CYPRESS SEMICONDUCTOR CORPORATION
1994 STOCK PLAN, AS AMENDED AND RESTATED

The 1994 Stock Plan, as amended and restated has been filed with the SEC Commissioner pursuant to Exchange Act, Section 229.401(e)(2), but is not being sent to stockholders with the Proxy Statement.

APPENDIX B
TO THE PROXY STATEMENT FOR THE 2004 ANNUAL STOCKHOLDERS MEETING OF
CYPRESS SEMICONDUCTOR CORPORATION
1994 STOCK PLAN

(As amended and restated on the date of the 2004 annual stockholders’ meeting)

          1.          Purposes of the Plan.  The purposes of this Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility;

•	to provide additional incentive to Employees, Consultants and Outside Directors; and

•	to promote the success of the Company’s business.

          2.          Components of the Plan.  The Plan provides for:

•

the discretionary granting of Options or Restricted Stock to Employees,  Consultants and Outside Directors, which Options may be either Incentive Stock Options (for Employees only) or Nonstatutory Stock Options, as determined by the Administrator at the time of grant; and

•	the grant of Nonstatutory Stock Options to Outside Directors pursuant to an automatic, non-discretionary formula.

          3.          Stock Subject to the Plan. As of March 1, 2004, 4,746,900 Shares were available for future issuance under the Plan, and options to purchase approximately 35,859,215 Shares were outstanding under the Plan. If this amended and restated Plan is approved at the Company’s 2004 annual stockholders’ meeting, then an additional 15,000,000 Shares will be added to the Plan; provided, however, that in no event shall more than 2,000,000 Shares issuable under the Plan be granted pursuant to Restricted Stock awards. The Shares may be authorized, but unissued, or reacquired Common Stock.

          Subject to Section 14 of the Plan, if any Shares that have been optioned under an Option (whether granted under this Plan or the Terminated Plans) cease to be subject to such Option (other than through exercise of the Option), or if any Option granted hereunder or thereunder is forfeited, or any Option otherwise terminates prior to the issuance of Common Stock to the participant, the Shares that were subject to such Option shall again be available for distribution in connection with future Options under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan upon exercise of an Option shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan.

          Shares of Restricted Stock that do not vest and thus are forfeited back to or repurchased by the Company shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares of Restricted Stock that vest shall not in any event be returned to the Plan and shall not become available for future distribution under the Plan.

          4.          Administration of the Plan.

                       (a)     Procedure.

                                 (i)     Multiple Administrative Bodies.  The Plan may be administered by different Committees with respect to different groups of Employees, Consultants and Directors.

                                (ii)     Section 162(m).  To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

                               (iii)     Rule 16b-3.  To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                                 (iv)     Other Administration.  Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

                                  (v)     Administration With Respect to Automatic Grants to Outside Directors.  Automatic Grants to Outside Directors shall be pursuant to a non-discretionary formula as set forth in Section 11 hereof and therefore shall not be subject to any discretionary administration.

                       (b)     Powers of the Administrator.  Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

                                  (i)     to determine the Fair Market Value of the Common Stock, in accordance with Section 21(r) of the Plan;

                                 (ii)     to select the Consultants, Employees and Outside Directors to whom Options and Restricted Stock may be granted hereunder;

                                (iii)     to determine whether and to what extent Options and Restricted Stock are granted hereunder;

                                (iv)     to determine the number of shares of Common Stock to be covered by each Option and Restricted Stock award granted hereunder;

                                 (v)     to approve forms of agreement, including electronic forms, for use under the Plan;

                                (vi)     to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Option and Restricted Stock award granted hereunder.  Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options may be exercised and when Restricted Stock vests or is issued (which may, in either case, be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Option or Restricted Stock award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                               (vii)     to construe and interpret the terms of the Plan and Options and Restricted Stock awards granted pursuant to the Plan;

                              (viii)     to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                                (ix)     to modify or amend each Option or Restricted Stock Award (subject to Section 16(c)of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options longer than is otherwise provided for in the Plan (but not longer than the original Option term);

                                 (x)     to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares to be issued upon exercise of an Option or vesting or issuance of Restricted Stock that number of Shares having a Fair Market Value equal to the amount required to be withheld.  The Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined.  All elections by a Participant to have Shares withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

                                (xi)     to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Option or Restricted Stock award previously granted by the Administrator;

                               (xii)     to determine the terms and restrictions applicable to Options and Restricted Stock awards; and

                              (xiii)     to make all other determinations deemed necessary or advisable for administering the Plan.

                       (c)     Effect of Administrator’s Decision.  The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Options and Restricted Stock awards.

          5.          Eligibility.

                       (a)     Discretionary Stock Options and Restricted Stock.  Nonstatutory Stock Options and Restricted Stock awards may be granted to Employees, Consultants and Outside Directors.  Incentive Stock Options may be granted only to Employees.  If otherwise eligible, an Employee, Consultant or Outside Director who has been granted an Option may be granted additional Options.

                       (b)     Outside Director Stock Options.  Outside Directors shall also receive Nonstatutory Stock Options pursuant to Section 10 hereof.

          6.          Limitations.

                       (a)     Each Option shall be designated in the Notice of Grant or Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option.  However, notwithstanding such designations, to the extent that the aggregate Fair Market Value:

                                  (i)     of Shares subject to a Participant’s incentive stock options granted by the Company, any Parent or Subsidiary, which

                                 (ii)     become exercisable for the first time during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options.  For purposes of this Section 6(a), incentive stock options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the time of grant.

                       (b)     Neither the Plan nor any Option or Restricted Stock award shall confer upon any Participant any right with respect to continuing the Participant’s employment or consulting relationship or tenure as a director with the Company, nor shall they interfere in any way with the Participant’s, the Company’s, or the Company’s stockholders’, right to terminate such employment or consulting relationship or tenure as a director with the Company at any time, with or without cause.

                       (c)     The following limitations shall apply to grants of Options to Employees:

                                  (i)     No Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 1,000,000 Shares.

                                 (ii)     The foregoing limitation shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 14(a).

                                (iii)     If an Option is canceled (other than in connection with a transaction described in Section 14), the canceled Option will be counted against the limit set forth in Section 6(c)(i).  For this purpose, if the exercise price of an Option is reduced (which would require prior stockholder approval pursuant to Section 20 hereof), the transaction will be treated as a cancellation of the Option and the grant of a new Option.

          7.          Term of Plan.  The amended and restated Plan shall become effective upon the date, in 2004, of its approval by the Board of Directors.  It shall continue in effect for a term of ten (10) years thereafter unless terminated earlier under Section 16 of the Plan.

          8.          Term of Option.  The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant or Option Agreement.  In the case of an Incentive Stock Option granted to a Participant who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Notice of Grant or Option Agreement.

          9.          Option Exercise Price and Consideration.

                       (a)     Exercise Price.  The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

                                  (i)     In the case of an Incentive Stock Option

                                           (A)     granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                                           (B)     granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than one hundred (100%) of the Fair Market Value per Share on the date of grant.

                                  (ii)     In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than eighty-five percent (85%) of Fair Market Value per Share on the date of grant.

                       (b)     Waiting Period and Exercise Dates.  At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised.  In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

                       (c)     Form of Consideration.  Except with respect to automatic stock option grants to Outside Directors, the Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment.  In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant.  Such form of consideration shall be set forth in the Notice of Grant or Option Agreement and may, as determined by the Administrator (and to the extent consistent with Applicable Laws), consist entirely of:

                                 (i)     cash;

                                (ii)     check;

                               (iii)     promissory note;

                               (iv)     other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                                (v)     delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price;

                               (vi)     any combination of the foregoing methods of payment; or

                              (vii)     such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

          10.          Automatic Stock Option Grants to Outside Directors.

                         (a)     Procedure for Grants.  All grants of Options to Outside Directors hereunder shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

                                 (i)     No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of Shares to be covered by Options granted to Outside Directors.

                                (ii)     Each Outside Director shall be automatically granted an Option to purchase 80,000 Shares (the “First Option”) upon the date on which such person first becomes a Director, whether through election by the stockholders of the Company or appointment by the Board of Directors to fill a vacancy.

                               (iii)     On the date of the Company’s 2004 stockholder meeting, each Outside Director shall receive an Option covering the number of Shares determined by multiplying 20,000 Shares by a fraction, the numerator of which is the number of days since the Outside Director received a “Subsequent Option,” as such term was defined in the Plan prior to its 2004 amendment and restatement, and the denominator of which is 366, rounded down to the nearest whole Share (the “2004 Grant”).

                               (iv)     At each of the Company’s annual stockholder meetings commencing in 2005, (A) each Outside Director who was an Outside Director on the date of the prior year’s annual stockholder meeting shall be automatically granted an Option to purchase 20,000 Shares, and (B) each Outside Director who was not an Outside Director on the date of the prior year’s annual stockholder meeting shall receive an option covering the number of Shares determined by multiplying 20,000 Shares by a fraction, the numerator of which is the number of days since the Outside Director received their First Option, and the denominator of which is 365, rounded down to the nearest whole Share.

                               (v)     Notwithstanding the provisions of subsections (ii) and (iii) hereof, in the event that an automatic grant hereunder would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased upon exercise of Options to exceed the number of Shares available for issuance under the Plan, then each such automatic grant shall be for that number of Shares determined by dividing the total number of Shares remaining available for grant by the number of Outside Directors on the automatic grant date.  Any further grants shall then be deferred until such time, if any, as additional Shares become available for grant under the Plan.

                               (vi)     The terms of an Option granted hereunder on or after the date of the 2004 Company annual stockholder meeting shall be as follows:

                                           (A)     the term of the Option shall be ten (10) years.

                                           (B)     the Option shall be exercisable only while the Outside Director remains a Director of the Company, except as set forth in subsection (c) hereof.

                                           (C)     the exercise price per Share shall be 100% of the fair market value per Share on the date of grant of the Option.

                                           (D)     the Option shall become exercisable as to 1/60th of the covered Shares each month, so as to become 100% vested on the five year anniversary of the grant date, subject to the Participant maintaining Continuous Status as a Director on each vesting date.

                         (b)     Consideration for Exercising Outside Director Stock Options.  The consideration to be paid for the Shares to be issued upon exercise of an automatic Outside Director Option shall consist entirely of cash, check, other Shares of Common Stock which (i) either have been owned by the Participant for more than six (6) months or were not acquired, directly or indirectly from the Company and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, and, for Options granted on or after the 2004 Company annual stockholder meeting, to the extent permitted by Applicable Laws, delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or any combination of such methods of payment.

                         (c)     Post-Directorship Exercisability.

                                  (i)     Termination of Status as a Director.  If an Outside Director ceases to serve as a Director, he may, but only within ninety (90) days, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, after the date he or she ceases to be a Director of the Company, exercise his or her Option to the extent that he or she was entitled to exercise it at the date of such termination.  To the extent that he or she was not entitled to exercise an Option at the date of such termination, or if he or she does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                                 (ii)      Disability of Director.  Notwithstanding the provisions of Section 10(c)(i) above, in the event a Director is unable to continue his or her service as a Director with the Company as a result of his Disability, he or she may, but only within six (6) months, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, from the date of termination, exercise his or her Option to the extent he or she was entitled to exercise it at the date of such termination.  To the extent that he or she was not entitled to exercise the Option at the date of termination, or if he or she does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                                (iii)       Death of Director.  In the event of the death of a Participant:

                                             (A)     during the term of the Option who is at the time of his death a Director of the Company and who shall have been in Continuous Status as a Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year,  following the date of death, by the Director’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Participant continued living and remained in Continuous Status a Director for twelve (12) months after the date of death; or

                                             (B)     within thirty (30) days after the termination of Continuous Status as a Director, the Option may be exercised, at any time within six (6) months, or, for Options granted on or after the 2004 Company annual stockholder meeting, within one year, following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

          11.          Exercise of Option.

                         (a)     Procedure for Exercise; Rights as a Stockholder.  Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.  An Option may not be exercised for a fraction of a Share.

          An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised.  Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan.  Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

          Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

                         (b)     Leaves of Absence.  Unless the Administrator provides otherwise, and subject to Applicable Laws, vesting of options granted hereunder shall cease during any unpaid leave or absence.  Moreover, unless the Administrator provides otherwise, any Employee who transfers his or her employment to a Subsidiary and receives an equity incentive covering such Subsidiary’s equity securities in connection with such transfer, shall cease vesting in Options granted under this Plan until such time, if any, as such Employee transfers from the employ of such Subsidiary or another Subsidiary directly back to the employ of the Company.

                         (c)     Termination of Service.  Upon termination of a Participant’s Continuous Status as an Employee, Consultant or Director, other than upon the Participant’s death or Disability, the Participant may exercise the Option, but only within such period of time as is specified in the Notice of Grant or Option Agreement, and only to the extent that the Participant was entitled to exercise it at the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant or Option Agreement).  In the absence of a specified time in the Notice of Grant or Option Agreement, the Option shall remain exercisable for thirty days following the Participant’s termination of Continuous Status as an Employee, Consultant or Director.  If, at the date of termination, the Participant is not entitled to exercise the entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan.  If, after termination, the Participant does not exercise the Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                         (d)     Disability of Participant.  In the event that a Participant’s Continuous Status as an Employee, Consultant or Director terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option at any time within (i) for discretionary stock options, six (6) months or such other period of time not exceeding twelve (12) months, as is specified in the Notice of Grant or Option Agreement, or (ii) for automatic stock option grants to Outside Directors, as specified in Section 10.  Any such Options may only be exercised to the extent that the Participant was entitled to exercise it at the date of such termination (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant or Option Agreement).  If, at the date of termination, the Participant is not entitled to exercise his or her entire Option, the Shares covered by the unexercisable portion of the Option shall revert to the Plan.  If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

                         (e)     Death of Participant.  In the event of the death of a Participant (other than an Outside Director with respect to his or her automatic stock option grant):

                                          (i)     during the term of the Option who is at the time of his death an Employee, Consultant or Director of the Company and who shall have been in Continuous Status as an Employee, Consultant or Director since the date of grant of the Option, the Option may be exercised, at any time within six (6) months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that would have accrued had the Participant continued living and remained in Continuous Status an Employee, Consultant or Director for twelve (12) months after the date of death; or

          within thirty (30) days after the termination of Continuous Status as an Employee, Consultant or Director, the Option may be exercised, at any time within six (6) months following the date of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

          12.          Restricted Stock.

                         (a)     Grant of Restricted Stock.  Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Employees, Consultants and Outside Directors at any time and from time to time as shall be determined by the Administrator, in its sole discretion.  The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant (provided that during any Fiscal Year, no Participant shall receive more than 500,000 Shares of Restricted Stock) (ii) whether the form of the award shall be Shares or rights to acquire Shares, and (iii) the conditions that must be satisfied, which may include or consist entirely of performance-based milestones, upon which is conditioned the grant or vesting of Restricted Stock.  For Restricted Stock granted in the form of rights to acquire Shares, each such right shall be the equivalent of one Share of Common Stock for purposes of determining the number of Shares subject to an Award.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Restricted Stock, notwithstanding its vesting.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Restricted Stock vests.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Plan.

                         (b)     Other Terms.  The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan.  Restricted Stock awards shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator, which may be Performance Goals, or for Restricted Stock not intended to qualify as “performance-based compensation” under Code Section 162(m), may be other performance-based milestones.  The Administrator may require the recipient to sign a Restricted Stock Agreement as a condition of the award.  Any certificates representing the shares of Stock awarded shall bear such legends as shall be determined by the Administrator.

                         (c)     Restricted Stock Award Agreement.  Each Restricted Stock grant shall be evidenced by an award agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no later than the earlier of (i) ten (10) years following the date of grant, or (ii) the vesting date.

                         (d)     Section 162(m) Performance Restrictions.  For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals.  The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code.  In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

          13.          Non-Transferability of Options and Restricted Stock Awards.  Unless determined otherwise by the Administrator, an Option or Restricted Stock award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant.  If the Administrator makes an Option or Restricted Stock award transferable, such Option or Restricted Stock award shall contain such additional terms and conditions as the Administrator deems appropriate.

          14.          Adjustments Upon Changes in Capitalization, Dissolution, Merger, Asset Sale or Change of Control.

                         (a)     Changes in Capitalization.  Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Option and Restricted Stock award, and the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Options or Restricted Stock awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option or forfeiture or repurchase of unvested Restricted Stock, the price per share of Common Stock covered by each such outstanding Option and Restricted Stock award,  the number of Shares issuable pursuant to the automatic grant provisions of Section 10, the limit on the number of Shares subject to an Option that may be granted to an Employee in any fiscal year under Section 6(c), as well as the limit of the number of Shares that may be issued as Restricted Stock awards under Sections 3 and 12(a), shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option or Restricted Stock award.

                         (b)     Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, with respect to discretionary Options and Restricted Stock awards granted under the Plan (but not with respect to Options granted to Outside Directors) the Board may, in the exercise of its sole discretion in such instances, declare that any such Option or Restricted Stock award shall terminate as of a date fixed by the Board and give each Participant the right to exercise his or her Option as to all or any part of the Optioned Stock, including Shares as to which the Option would not otherwise be exercisable or accelerate the vesting of a Participant’s Restricted Stock award.

                         (c)     Merger or Asset Sale.  In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and Restricted Stock award shall be assumed or an equivalent option or restricted stock award shall be substituted by the successor corporation or a Parent or Subsidiary of the successor corporation.  With respect to a discretionary Option or Restricted Stock award granted under the Plan (but not with respect to Options granted to Outside Directors under Section 10), the Administrator may, in the exercise of its sole discretion and in lieu of such assumption or substitution, provide for the Participant to have the right to exercise such Option as to all of the Optioned Stock, including as to Shares which would not otherwise be exercisable or provide for the accelerated vesting of Restricted Stock.  With respect to Options granted to Outside Directors, in the event that the successor corporation does not agree to assume such Options or to substitute equivalent options, each such outstanding Option shall become fully vested and exercisable, including as to Shares as to which it would not otherwise be exercisable, unless the Board, in its discretion, determines otherwise.

          If the Administrator makes a discretionary Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period.

          For the purposes of this subsection, the Option or Restricted Stock award shall be considered assumed if, following the merger or sale of assets, the option or Restricted Stock award confers the right to purchase (or, in the case of Restricted Stock without a purchase price, receive), for each Share subject to the Option or Restricted Stock award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or vesting of the Restricted Stock Award, for each Share subject to the Option or Restricted Stock award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

          15.         Option and Restricted Stock Award Date of Grant.  The date of grant of an Option or Restricted Stock award shall be, for all purposes, the date on which the Administrator makes the determination granting such Option or Restricted Stock award, or such other later date as is determined by the Administrator.  Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

          16.         Amendment and Termination of the Plan.

                        (a)     Amendment and Termination.  The Board may at any time amend, alter, suspend or terminate the Plan.

                        (b)     Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws. Shares may not be added to the Plan (other than pursuant to Sections 3 or 14(a) hereof) without obtaining stockholder approval.

                        (c)     Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

          17.         Conditions Upon Issuance of Shares.

                        (a)     Legal Compliance.  Shares shall not be issued pursuant to the exercise of an Option or vesting of a Restricted Stock award unless the exercise of such Option or vesting of such Restricted Stock award and the issuance and delivery of such Shares shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

                        (b)     Investment Representations.  As a condition to the exercise of an Option or purchase of Restricted Stock, the Company may require the person exercising such Option or purchasing such Restricted Stock to represent and warrant at the time of any such exercise or purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

          18.         Liability of Company.

                        (a)     Inability to Obtain Authority.  The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

                        (b)     Option Grants Exceeding Allotted Shares.  If the Optioned Stock covered by an Option exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Option shall be void with respect to such excess Optioned Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 15(b) of the Plan.

          19.         Reservation of Shares.  The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

          20.         No Repricing.   The Administrator may not permit the repricing, including by way of exchange, of any Option or Restricted Stock award, without receiving prior stockholder approval.

          21.         Definitions.  As used herein, the following definitions shall apply:

                        (a)     “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

                        (b)     “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles; provided, however, that prior to the Fiscal Year, the Administrator shall determine whether any significant item(s) shall be excluded or included from the calculation of Annual Revenue with respect to one or more Participants.

                        (c)     “Applicable Laws” means the legal requirements relating to the administration of stock option plans under federal and state corporate and securities laws, the Code and any stock exchange on which the Common Stock is listed or quoted.

                        (d)     “Board” means the Board of Directors of the Company.

                        (e)     “Cash Position” means the Company’s level of cash and cash equivalents.

                        (f)     “Code” means the Internal Revenue Code of 1986, as amended.

                        (g)     “Committee” means a Committee appointed by the Board in accordance with Section 4 of the Plan.

                        (h)     “Common Stock” means the Common Stock of the Company.

                        (i)     “Company” means Cypress Semiconductor Corporation, a Delaware corporation.

                        (j)     “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services; provided, however, that the term “Consultant” shall not include Outside Directors, unless such Outside Directors are compensated for services to the Company other than through payment of director’s fees.

                        (k)    “Continuous Status as a Director” means that the Director relationship is not interrupted or terminated.

                        (l)     “Continuous Status as an Employee, Consultant or Director” means that the employment, consulting or Director relationship with the Company or any Parent or Subsidiary is not interrupted or terminated.  Continuous Status as an Employee, Consultant or Director shall not be considered interrupted in the case of: (i) any leave of absence approved by the Company, including sick leave, military leave, or any other personal leave; provided, however, that for purposes of Incentive Stock Options, no such leave may exceed ninety (90) days, unless reemployment upon the expiration of such leave is guaranteed by contract (including certain Company policies) or statute; provided, further, that on the ninety-first (91st) day of any such leave (where reemployment is not guaranteed by contract or statute) the Participant’s Incentive Stock Option shall cease to be treated as an Incentive Stock Option and will be treated for tax purposes as a Nonstatutory Stock Option; or (ii) transfers between locations of the Company or between the Company, its Parent, its Subsidiaries or its successor.

                        (m)    “Director” means a member of the Board.

                        (n)     “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

                        (o)     “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

                        (p)     “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company.  Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

                        (q)     “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                        (r)     “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

                                  (i)     If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Fair Market Value of a Share of Common Stock shall be the closing sale price for such stock (or the mean of the closing bid and asked prices, if no sales were reported), as quoted on such exchange (or the exchange with the greatest volume of trading in Common Stock) or system on the date of such determination (or, in the event such date is not a trading day, the trading day immediately prior to the date of such determination), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                                  (ii)     If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean of the closing bid and asked prices for such stock on the date of such determination (or, in the event such date is not a trading day, the trading day immediately prior to the date of such determination), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

                                  (iii)     In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

                        (s)     “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

                        (t)     “Individual Objectives” means as to a Participant, the objective and measurable goals set by a “management by objectives” process and approved by the Administrator (in its discretion).

                        (u)     “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles, provided that prior to the Fiscal Year, the Administrator shall determine whether any significant item(s) shall be included or excluded from the calculation of Net Income with respect to one or more Participants.

                        (v)     “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

                        (w)    “Notice of Grant” means a written notice evidencing certain terms and conditions of an individual Option grant.  The Notice of Grant is part of the Option Agreement.

                        (x)     “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

                        (y)     “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

                        (z)      “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

                        (aa)    “Option” means a stock option granted pursuant to the Plan or the Terminated Plans.

                        (bb)   “Option Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant.  The Option Agreement is subject to the terms and conditions of the Plan.

                        (cc)   “Optioned Stock” means the Common Stock subject to an Option.

                        (dd)   “Outside Director” means a Director who is not an Employee or Consultant.

                        (ee)   “Parent” means a “parent corporation”, whether now or hereafter existing, as defined in Section 424(e) of the Code.

                        (ff)    “Participant” means an Employee, Consultant or Outside Director who holds an outstanding Option or Restricted Stock award.

                        (gg)   “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to a Restricted Stock award.  As determined by the Administrator, the Performance Goals applicable to a Restricted Stock award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Individual Objectives, (e) Net Income, (f) Operating Cash Flow, (g) Operating Income, (h) Return on Assets,

(i) Return on Equity, (j) Return on Sales, and (k) Total Shareholder Return.  The Performance Goals may differ from Participant to Participant and from award to award.

                        (hh)   “Plan” means this 1994 Stock Option Plan, as amended.

                        (ii)     “Restricted Stock” means shares of Common Stock or rights to acquire shares of Common Stock granted pursuant to Section 12 of the Plan.

                        (jj)     “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

                        (kk)   “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

                        (ll)     “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

                        (mm) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

                        (nn)    “Share” means a share of the Common Stock, as adjusted in accordance with Section 14 of the Plan.

                        (oo)    “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

                        (pp)    “Total Shareholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

If voting by proxy, you may vote by mail or by telephone or you may vote by using the Internet. Your Internet vote authorizes the named proxies to vote in the same manner as if you had marked, signed and returned your proxy card.

CYPRESS SEMICONDUCTOR CORPORATION
198 CHAMPION CT.
SAN JOSÉ, CA 95134	To vote by the Internet, read the 2004 proxy statement and follow these easy steps:

1. Go to the following website: http://www.proxyvote.com

2. Enter the information requested on your computer screen.

3. Follow the simple instructions on your computer screen.

To vote by telephone, read the 2004 proxy statement and follow these easy steps:

	1.	Call toll-free 1-800-690-6903 in the United States or Canada anytime on a touch-tone telephone. There is no charge to you for the call.

	2.	Have your proxy card in hand when you call and then follow the instructions.

Option #1: To vote as the Board of Directors recommends on ALL proposals: Press 1. When asked, please confirm your vote by pressing 1.

Option #2: If you choose to vote on each proposal separately, press 0 and follow the simple recorded instructions.

If you vote by the Internet or by telephone, PLEASE DO NOT mail back the proxy card.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	CYSEC1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
CYPRESS SEMICONDUCTOR CORPORATION

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2 AND 3 BELOW:

						For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee’s number on the line below.
1.		ELECTION OF DIRECTORS:
Nominees:	01)	T.J. RODGERS	05) ALAN F. SHUGART			¡	¡	¡	__________________________________
	02)	FRED B. BIALEK	06) JAMES R. LONG
	03)	ERIC A. BENHAMOU	07) W. STEVE ALBRECHT
	04)	JOHN C. LEWIS

Vote On Proposals			For	Against	Abstain			In their discretion, the proxies are authorized to vote upon such other matter or matters which may properly come before
2.		PROPOSAL TO APPROVE THE						the meeting or any adjournment or adjournments thereof.
ADOPTION OF THE 1994 STOCK PLAN
(AS AMENDED AND RESTATED)			¡	¡	¡			(This Proxy should be marked, dated, signed by each
stockholder(s) exactly as his or her name appears hereon, and
3.		PROPOSAL TO RATIFY THE						returned promptly in the enclosed envelope. Persons signing
APPOINTMENT OF								in a fiduciary capacity should so indicate. If shares are held
PRICEWATERHOUSECOOPERS LLP AS								by joint tenants or as community property, both should sign.)
THE INDEPENDENT AUDITORS OF THE
COMPANY FOR FISCAL YEAR 2004.			¡	¡	¡

MARK HERE FOR ADDRESS CHANGE AND NOTE TO THE RIGHT					¡

Signature [PLEASE SIGN WITHIN BOX]			Date			Signature (Joint Owners)		Date

CYSEC2

CYPRESS SEMICONDUCTOR CORPORATION
P
R	PROXY FOR 2004 ANNUAL MEETING OF STOCKHOLDERS
O	THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
X
Y

          The undersigned stockholder of CYPRESS SEMICONDUCTOR CORPORATION, a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 17, 2004 and hereby appoints T. J. Rodgers and Laura L. Engurasoff, and each of them, as proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent, vote and act on behalf of the undersigned at the 2004 Annual Meeting of Stockholders of CYPRESS SEMICONDUCTOR CORPORATION to be held on April 19, 2004, at 10:00 a.m., local time, at its offices located at 198 Champion Court, San Jose, California 95134 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on all matters coming before the meeting.

          A majority of such attorneys or substitutes as shall be present and shall act at said meeting or any adjournment or adjournments thereof (or if only one shall represent and act, then that one) shall have and may exercise all the powers of said attorneys-in-fact hereunder.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN, OR IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR THE ELECTION OF DIRECTORS, FOR THE APPROVAL OF THE ADOPTION OF THE 1994 STOCK PLAN (AS AMENDED AND RESTATED), FOR THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS OF THE COMPANY, AND AS SAID PROXIES DEEM ADVISABLE, ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE